                                                                    Exhibit 4.6

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                                CREDIT AGREEMENT

                                      among


                          PENHALL INTERNATIONAL CORP.,


                           PENHALL ACQUISITION CORP.,


                          VARIOUS LENDING INSTITUTIONS,


                                       and


                             BANKERS TRUST COMPANY,
                             AS ADMINISTRATIVE AGENT


                                       and


                           CREDIT SUISSE FIRST BOSTON,
                              AS SYNDICATION AGENT



                      ------------------------------------


                           Dated as of August 4, 1998


                      ------------------------------------


                                   $50,000,000

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


                                TABLE OF CONTENTS


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
SECTION 1. Amount and Terms of Credit..............................................................................2

         1.01 Commitments..........................................................................................2
         1.02 Minimum Borrowing Amounts, etc.......................................................................3
         1.03 Notice of Borrowing..................................................................................3
         1.04 Disbursement of Funds................................................................................4
         1.05 Notes................................................................................................4
         1.06 Conversions..........................................................................................5
         1.07 Pro Rata Borrowings..................................................................................6
         1.08 Interest.............................................................................................6
         1.09 Interest Periods.....................................................................................7
         1.10 Increased Costs, Illegality, etc.....................................................................8
         1.11 Compensation; Breakage...............................................................................9
         1.12 Change of Lending Office............................................................................10
         1.13 Replacement of Banks................................................................................10

SECTION 2. Letters of Credit......................................................................................11

         2.01 Letters of Credit...................................................................................11
         2.02 Minimum Stated Amount...............................................................................12
         2.03 Letter of Credit Requests; Notices of Issuance; Reports.............................................12
         2.04 Agreement to Repay Letter of Credit Drawings........................................................13
         2.05 Letter of Credit Participations.....................................................................13
         2.06 Increased Costs.....................................................................................16

SECTION 3. Fees; Commitments......................................................................................16

         3.01 Fees 16
         3.02 Voluntary Reduction of Commitments..................................................................17
         3.03 Mandatory Adjustments of Commitments, etc...........................................................18

SECTION 4. Payments...............................................................................................18

         4.01 Voluntary Prepayments...............................................................................18
         4.02 Mandatory Repayments and Commitment Reductions......................................................19
         4.03 Method and Place of Payment.........................................................................23
         4.04 Net Payments........................................................................................23

SECTION 5. Conditions Precedent...................................................................................25

         5.01 Execution of Agreement..............................................................................25
         5.02 No Default; Representations and Warranties..........................................................26
         5.03 Officer's Certificate...............................................................................26


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                                      (i)
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

                                                                                                               Page


         5.04 Opinions of Counsel.................................................................................26
         5.05 Corporate Proceedings...............................................................................26
         5.06 Plans; Existing Indebtedness Agreements; Shareholders'
              Agreements; Management Agreements; Employment Agreements............................................26
         5.07 Adverse Change, etc.................................................................................27
         5.08 Litigation..........................................................................................27
         5.09 Approvals...........................................................................................28
         5.10 Consummation of the Recapitalization; Equity Issuance...............................................28
         5.11 Senior Notes Issuance...............................................................................29
         5.12 Fees................................................................................................29
         5.15 Mortgages...........................................................................................30
         5.16 Solvency............................................................................................30
         5.17 Insurance Policies; Bonding Requirements............................................................31
         5.18 Refinanced Agreements...............................................................................31
         5.19 Notice of Borrowing; Letter of Credit Request.......................................................31
         5.20 Projections.........................................................................................31

SECTION 6. Representations, Warranties and Agreements.............................................................32

         6.01 Corporate Status....................................................................................32
         6.02 Corporate Power and Authority.......................................................................32
         6.03 No Violation........................................................................................32
         6.04 Litigation..........................................................................................33
         6.05 Use of Proceeds; Margin Regulations.................................................................33
         6.06 Governmental Approvals..............................................................................33
         6.07 Investment Company Act..............................................................................33
         6.08 Public Utility Holding Company Act..................................................................33
         6.09 True and Complete Disclosure........................................................................33
         6.10 Financial Condition; Financial Statements...........................................................34
         6.11 Security Interests..................................................................................35
         6.12 Representations and Warranties in Documents.........................................................35
         6.13 Consummation of Transaction.........................................................................35
         6.14 Tax Returns and Payments............................................................................35
         6.15 Compliance with ERISA...............................................................................36
         6.16 Subsidiaries; Subsidiary Restrictions...............................................................37
         6.17 Patents, etc........................................................................................38
         6.18 Pollution and Other Regulations.....................................................................38
         6.19 Properties..........................................................................................39
         6.20 Labor Relations.....................................................................................39
         6.21 Existing Indebtedness...............................................................................39
         6.22 Capitalization......................................................................................39
         6.23 Year 2000 Representation............................................................................39

SECTION 7. Affirmative Covenants..................................................................................40

         7.01 Information Covenants...............................................................................40
         7.02 Books, Records and Inspections; Bank Meetings.......................................................42


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                                      (ii)


                                                                                                               Page


         7.03 Maintenance of Property; Insurance; Bonding.........................................................42
         7.04 Payment of Taxes....................................................................................42
         7.05 Corporate Franchises................................................................................43
         7.06 Compliance with Statutes, etc.......................................................................43
         7.07 ERISA...............................................................................................43
         7.08 Good Repair.........................................................................................44
         7.09 End of Fiscal Years; Fiscal Quarters................................................................44
         7.10 Use of Proceeds.....................................................................................44
         7.11 Additional Security; Further Assurances.............................................................44
         7.12 Compliance with Environmental Laws..................................................................45

SECTION 8. Negative Covenants.....................................................................................46

         8.01 Changes in Business.................................................................................46
         8.03 Liens...............................................................................................48
         8.04 Indebtedness........................................................................................50
         8.05 Capital Expenditures................................................................................50
         8.06 Advances, Investments and Loans.....................................................................52
         8.07 Prepayments of Indebtedness; Modification of Preferred Stock and Other Agreements, etc..............53
         8.08 Dividends, etc......................................................................................53
         8.09 Transactions with Affiliates........................................................................54
         8.10 Interest Coverage Ratio.............................................................................55
         8.11 Leverage Ratio......................................................................................56
         8.12 Issuance of Stock...................................................................................57
         8.13 Limitation on Creation of Subsidiaries..............................................................58
         8.14 Minimum Consolidated EBITDA.........................................................................58
         8.15 Interest on  the Junior Subordinated Exchange Notes.................................................59

SECTION 9. Events of Default......................................................................................59

         9.01 Payments............................................................................................59
         9.02 Representations, etc................................................................................59
         9.03 Covenants...........................................................................................59
         9.04 Default Under Other Agreements......................................................................60
         9.05 Bankruptcy, etc.....................................................................................60
         9.06 ERISA...............................................................................................60
         9.07 Security Documents..................................................................................61
         9.08 Subsidiary Guaranty.................................................................................61
         9.09 Judgments...........................................................................................61
         9.10 Change of Control...................................................................................61

SECTION 10. Definitions...........................................................................................62

SECTION 11.The Administrative Agent...............................................................................83

         11.01 Appointment........................................................................................83

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                                     (iii)
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                                                                                                               ----


         11.02 Nature of Duties...................................................................................84
         11.03 Lack of Reliance on the Administrative Agent.......................................................84
         11.04 Certain Rights of the Administrative Agent.........................................................84
         11.05 Reliance...........................................................................................85
         11.06 Indemnification....................................................................................85
         11.07 The Administrative Agent in Its Individual Capacity................................................85
         11.08 Holders............................................................................................85
         11.09 Resignation by the Administrative Agent............................................................85

SECTION 12. Miscellaneous.........................................................................................86

         12.01 Payment of Expenses, etc...........................................................................86
         12.02 Right of Setoff....................................................................................87
         12.03 Notices............................................................................................88
         12.04 Assignments; Participations; Etc...................................................................88
         12.05 No Waiver; Remedies Cumulative.....................................................................90
         12.06 Payments Pro Rata..................................................................................91
         12.07 Calculations; Computations.........................................................................91
         12.08 Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial.............................92
         12.09 Counterparts.......................................................................................92
         12.10 Effectiveness......................................................................................93
         12.11 Headings Descriptive...............................................................................93
         12.12 Amendment or Waiver................................................................................93
         12.13 Survival...........................................................................................94
         12.14 Domicile of Loans..................................................................................94
         12.15 Confidentiality....................................................................................94
         12.16 Register...........................................................................................95
         12.17 Release of BRS.....................................................................................95

12.18 No Personal Liability.......................................................................................95





ANNEX I           --       Commitments
ANNEX II          --       Bank Addresses
ANNEX III         --       Subsidiaries
ANNEX IV          --       Real Property
ANNEX V           --       Existing Indebtedness
ANNEX VI          --       Insurance
ANNEX VII         --       Existing Liens
ANNEX VIII        --       Refinanced Agreements

EXHIBIT A         --       Form of Notice of Borrowing
EXHIBIT B-1       --       Form of Term Note
EXHIBIT B-2       --       Form of Revolving Note
EXHIBIT B-3       --       Form of Swingline Note

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                                      (iv)


                                                                                                                 Page
                                                                                                                 ----


EXHIBIT C         --       Form of Letter of Credit Request
EXHIBIT D         --       Form of 4.04(b)(ii) Certificate
EXHIBIT E         --       Form of Opinion of Dechert Price & Rhoads
EXHIBIT F         --       Form of Officers' Certificate
EXHIBIT G         --       Form of Subsidiary Guaranty
EXHIBIT H         --       Form of Pledge Agreement
EXHIBIT I         --       Form of Security Agreement
EXHIBIT J         --       Form of Solvency Certificate
EXHIBIT K         --       Form of Assignment Agreement



                                       (v)

                  CREDIT AGREEMENT, dated as of August 4, 1998, among PENHALL INTERNATIONAL CORP., an Arizona corporation ("New Penhall"), Penhall Acquisition Corp., an Arizona corporation ("Acquisition Corp."), the lending institutions listed from time to time on Annex I (each a "Bank" and, collectively, the "Banks"), BANKERS TRUST COMPANY as administrative agent (the "Administrative Agent") and CREDIT SUISSE FIRST BOSTON as syndication agent (the "Syndication Agent"). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 10 are used herein as so defined.


                              W I T N E S S E T H :


                  WHEREAS, subject to and upon the terms and conditions set forth herein, the Banks are willing to make available to the Borrower the credit facilities provided for herein;

                  NOW, THEREFORE, IT IS AGREED:

                  SECTION 1. Amount and Terms of Credit.

                  1.01. Commitments. Subject to and upon the terms and conditions set forth herein, each Bank with a Commitment therefor severally agrees to make a loan or loans (each a "Loan" and, collectively, the "Loans") to the Borrower, which Loans shall be drawn, to the extent such Bank has a commitment under such Facility, under the Term Facility and the Revolving Facility, as set forth below:

                  (a) Loans under the Term Facility (each a "Term Loan" and, collectively, the "Term Loans"), (i) shall be made pursuant to a single drawing which shall be on the Initial Borrowing Date, (ii) except as hereinafter provided, may, at the option of the Borrower, be incurred and maintained as and/or converted into Base Rate Loans or Eurodollar Loans, provided, that (x) all Term Loans made by all Banks pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Term Loans of the same Type, (y) unless the Administrative Agent has determined that the Syndication Date has occurred (at which time this clause (y) shall no longer be applicable), no more than two Borrowings of Term Loans to be maintained as Eurodollar Loans may be incurred prior to the 60th day after the Initial Borrowing Date (each of which Borrowings of Eurodollar Loans may only have an Interest Period of one month, and the first of which Borrowings may only be made on a single date on or after the Initial Borrowing Date and on or before the sixth Business Day following the Initial Borrowing Date and the second of which Borrowings may only be made on the last day of the Interest Period of the first such Borrowing) and (z) all Term Loans incurred by the Borrower on the Initial Borrowing Date and made as Eurodollar Loans on such date may only have an Interest Period of one month and (iii) shall not exceed in aggregate principal amount for any Bank at the time of incurrence thereof the Term Commitment, if any, of such Bank. Once repaid, Term Loans borrowed hereunder may not be reborrowed.

                  (b) Loans under the Revolving Facility (each a "Revolving Loan" and, collectively, the "Revolving Loans"), (i) shall be made at any time and from time to time on and after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, (ii) except as hereinafter provided, may, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that (x) all Revolving Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Revolving Loans of the same Type and (y) unless the Administrative Agent has determined that the Syndication Date has occurred (at which time this clause (y) shall no longer be applicable), no more than two Borrowings of Revolving Loans to be maintained as Eurodollar Loans may be incurred prior to the 60th day after the Initial Borrowing Date (each of which Borrowings of Eurodollar Loans may only have an Interest Period of one month, and the first of which Borrowings may only be made on a single date on or after the Initial Borrowing Date and on or before the sixth Business Day following the Initial Borrowing Date and the second of which Borrowings may only be made on the last day of the Interest Period of the first such Borrowing), (iii) may be repaid and reborrowed in accordance with the provisions hereof and (iv) shall not exceed for any Bank at any time outstanding that aggregate principal amount which, when combined with the aggregate outstanding principal amount of all other Revolving Loans of such Bank and with such Bank's Adjusted RC Percentage, if any, of the sum of (I) the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the outstanding principal amount of Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, equals (1) if such Bank is a Non-Defaulting Bank, the Adjusted Revolving Commitment, if any, of such Bank at such time and (2) if such Bank is a Defaulting Bank, the Revolving Commitment, if any, of such Bank at such time.

                  (c) Subject to and upon the terms and conditions set forth herein, BTCo in its individual capacity agrees to make at any time and from time to time on and after the Initial Borrowing Date and prior to the Swingline Expiry Date, a Loan or Loans to the Borrower (each a "Swingline Loan," and, collectively, the "Swingline Loans"), which Swingline Loans (i) shall be made and maintained as Base Rate Loans,
         (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans made by Non-Defaulting Banks then outstanding and the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Swingline Loans) at such time, an amount equal to the Adjusted Total Revolving Commitment then in effect (after giving effect to any reductions to the Adjusted Total Revolving Commitment on such date) and (iv) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount. BTCo will not make a Swingline Loan after it has received written notice from the Required Banks that one or more of the applicable conditions to Credit Events specified in Section 5 are not then satisfied.

                  (d) On any Business Day, BTCo may, in its sole discretion, give notice to the RC Banks that its outstanding Swingline Loans shall be funded with a Borrowing of Revolving

         Loans (provided that each such notice shall be deemed to have been automatically given upon the occurrence of an Event of Default under
         Section 9.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 9), in which case a Borrowing of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all RC Banks pro rata based on each RC Bank's Adjusted RC Percentage, and the proceeds thereof shall be applied directly to repay BTCo for such outstanding Swingline Loans. Each RC Bank hereby irrevocably agrees to make Base Rate Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by BTCo notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in
         Section 5 are then satisfied, (iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Mandatory Borrowing and (v) any reduction in the Total Revolving Commitment or the Adjusted Total Revolving Commitment after any such Swingline Loans were made. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code in respect of the Borrower), each RC Bank (other than BTCo) hereby agrees that it shall forthwith purchase from BTCo (without recourse or warranty) such assignment of the outstanding Swingline Loans as shall be necessary to cause the RC Banks to share in such Swingline Loans ratably based upon their respective Adjusted RC Percentages, provided that all interest payable on the Swingline Loans shall be for the account of BTCo until the date the respective assignment is purchased and, to the extent attributable to the purchased assignment, shall be payable to the RC Bank purchasing same from and after such date of purchase.

                  1.02 Minimum Borrowing Amounts, etc. The aggregate principal amount of each Borrowing under a Facility shall not be less than the Minimum Borrowing Amount for such Facility. The aggregate principal amount of each Borrowing of Swingline Loans shall not be less than $100,000, and, if greater, shall be in an integral multiple of $50,000. More than one Borrowing may be incurred on any day, provided that at no time shall there be outstanding more than eight Borrowings of Eurodollar Loans.

                  1.03 Notice of Borrowing. (a) Whenever the Borrower desires to incur Loans under any Facility (excluding Borrowings of Swingline Loans and Revolving Loans incurred pursuant to a Mandatory Borrowing), the Borrower shall give the Administrative Agent at its Notice Office, prior to 11:00 A.M. (New York time), at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Eurodollar Loans and at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Base Rate Loans to be made hereunder. Each such notice (each a "Notice of Borrowing") shall be in the form of Exhibit A and shall specify (i) the Facility pursuant to which such Borrowing is being made, (ii) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (iii) the date of Borrowing (which shall be a Business Day) and
(iv) whether the respective Borrowing shall consist of Base Rate Loans or (to the extent permitted) Eurodollar Loans and, if Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Bank written notice (or telephonic notice on that day promptly confirmed in writing) of each proposed Borrowing, of such Bank's proportionate share thereof and of the other matters covered by the Notice of Borrowing.

                  (b) (i) Whenever the Borrower desires to incur a Borrowing of Swingline Loans hereunder, the Borrower shall give BTCo, prior to 1:00 P.M. (New York time) on the day such Swingline Loan is to be made, written notice (or telephonic notice promptly confirmed in writing) of each Swingline Loan to be made hereunder. Each such notice shall specify in each case (x) the date of such Borrowing (which shall be a Business Day) and (y) the aggregate principal amount of the Swingline Loan to be made pursuant to such Borrowing.

                  (ii) Mandatory Borrowings shall be made upon the notice specified in Section 1.01(d), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in such Section 1.01(d).

                  1.04 Disbursement of Funds. (a) No later than 1:00 P.M. (New York time) on the date specified in each Notice of Borrowing, each Bank with a Commitment under the respective Facility will make available its pro rata share of each Borrowing requested to be made on such date in the manner provided below, provided that all Swingline Loans shall be made available by BTCo no later than 3:00 P.M. (New York time) on the date so requested. All such amounts shall be made available to the Administrative Agent in U.S. dollars and immediately available funds at the Payment Office and the Administrative Agent promptly will make available to the Borrower by depositing to its account at the Payment Office the aggregate of the amounts so made available in the type of funds received. Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank and the Administrative Agent has made available same to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Bank, the overnight Federal Funds Effective Rate or (y) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with Section 1.08, for the respective Loans.

                  (b) Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its Commitments hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any default by such Bank hereunder.

                  1.05 Notes. (a) The Borrower's obligation to pay the principal of, and interest on, the Loans made to it by each Bank shall be evidenced (i) if Term Loans, by a promissory note substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each a "Term Note" and, collectively, the "Term Notes"), (ii) if Revolving Loans, by a promissory note substantially in the form of Exhibit B-2 with blanks appropriately completed in conformity herewith (each a "Revolving Note" and, collectively, the "Revolving Notes") and (iii) if Swingline Loans, by a promissory note substantially in the form of Exhibit B-3 with blanks appropriately completed in conformity herewith (the "Swingline Note").

                  (b) The Term Note issued to each Bank that makes a Term Loan shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Term Loans made by such Bank on the Initial Borrowing Date (or subsequently purchased by such Bank) and be payable in the principal amount of Term Loans evidenced thereby, (iv) mature on the Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                  (c) The Revolving Note issued to each Bank with a Revolving Commitment shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Revolving Commitment of such Bank and be payable in the principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                  (d) The Swingline Note issued to BTCo shall (i) be executed by the Borrower, (ii) be payable to the order of BTCo and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the principal amount of Swingline Loans evidenced thereby, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in Section 1.08 in respect of the Base Rate Loans evidenced thereby,
(vi) be subject to voluntary prepayment as provided in Section 4.01 and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                  (e) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will, prior to any transfer of any of its Notes, endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation (or any error in such notation) shall not affect the Borrower's obligations in respect of such Loans.

                  1.06 Conversions. The Borrower shall have the option to convert on any Business Day occurring on and after the Syndication Date all or a portion at least equal to the applicable

Minimum Borrowing Amount of the outstanding principal amount of the Loans owing (other than Swingline Loans, which at all times shall be maintained as Base Rate Loans) pursuant to a single Facility into a Borrowing or Borrowings pursuant to such Facility of another Type of Loan, provided that (i) except as otherwise provided in Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable thereto and no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Base Rate Loans may not be converted into Eurodollar Loans if a violation of
Section 9.01 or 9.05 or an Event of Default is in existence on the date of the conversion and the Administrative Agent or the Required Banks have determined that such conversion at such time would be disadvantageous to the Banks and
(iii) Borrowings of Eurodollar Loans resulting from this Section 1.06 shall be limited in number as provided in Section 1.02. Each such conversion shall be effected by the Borrower giving the Administrative Agent at its Notice Office, prior to 11:00 A.M. (New York time), at least three Business Days' (or one Business Day, in the case of a conversion into Base Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each a "Notice of Conversion") specifying the Loans to be so converted, the Type of Loans to be converted into and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans.

                  1.07 Pro Rata Borrowings. All Loans under this Agreement (other than Swingline Loans) shall be made by the Banks pro rata on the basis of their Term Commitments or Revolving Commitments, as the case may be, provided that Revolving Loans made pursuant to a Mandatory Borrowing shall be made by the Banks pro rata on the basis of their Adjusted Revolving Commitments. It is understood that no Bank shall be responsible for any default by any other Bank in its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to fulfill its Commitments hereunder.

                  1.08 Interest. (a) The unpaid principal amount of each Base Rate Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Margin plus the Base Rate in effect from time to time.

                  (b) The unpaid principal amount of each Eurodollar Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum which shall at all times be the Applicable Margin plus the relevant Eurodollar Rate.

                  (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the rate which is the greater of (i) 2% in excess of the rate then borne by such Loans (without giving effect to any increase in the rate borne by such Loans as a result of the operation of this clause (c)) and (ii) the Base Rate then in effect plus 2%, in each case with such interest to be payable on demand.

                  (d) Interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on the date occurring three months after the first day of such Interest Period and (iii) in respect of each Loan, on any prepayment or conversion (other than the prepayment and conversion of Revolving Loans that are maintained as Base Rate Loans) (on the amount prepaid or converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

                  (e) All computations of interest hereunder shall be made in accordance with Section 12.07(b).

                  (f) The Administrative Agent, upon determining the interest rate for any Borrowing of Eurodollar Loans for any Interest Period, shall promptly notify the Borrower and the Banks thereof.

                  1.09 Interest Periods. (a) At the time the Borrower gives a Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or prior to 11:00 A.M. (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower shall have the right to elect by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower (but otherwise subject to the provisions of Sections 1.01(a)(ii) and 1.01(b)(ii)), be a one, two, three or six month period. Notwithstanding anything to the contrary contained above:

         (i) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

         (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

         (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

         (iv) no Interest Period shall extend beyond the Term Loan Maturity Date (in the case of Term Loans) or the Revolving Loan Maturity Date (in the case of Revolving Loans);

         (v) no Interest Period with respect to any Borrowing of Term Loans may be elected that would extend beyond any date upon which a Scheduled Repayment of Term Loans is required to be made if, after giving effect to the selection of such Interest Period, the aggregate principal amount of Term Loans maintained as Eurodollar Loans with Interest Periods ending after such date would exceed the aggregate principal amount of Term Loans permitted to be outstanding after such Scheduled Repayment; and

         (vi) no Interest Period may be elected at any time when a violation of
         Section 9.01 or 9.05 or an Event of Default is then in existence and the Administrative Agent or the Required Banks have determined that such an election at such time would be disadvantageous to the Banks.

                  (b) If upon the expiration of any Interest Period, the Borrower has failed to (or may not) elect a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period.

                  1.10 Increased Costs, Illegality, etc. (a) In the event that
(x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

         (i) on any date for determining the Eurodollar Rate for any Interest Period that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

         (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of Taxes) because of (x) any change since the Effective Date in any applicable law, governmental rule, regulation, guideline or order (or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline or order) (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate) and/or (y) other circumstances occurring after the Effective Date affecting such Bank, the interbank Eurodollar market or the position of such Bank in such market; or

         (iii) at any time after the Effective Date, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Bank in good faith with any law, governmental rule, regulation, guideline (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law but with which such Bank customarily complies even though the failure to comply therewith would not be unlawful);

then, and in any such event, such Bank (or the Administrative Agent in the case of clause (i) above) shall (x) on such date and (y) within ten Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to the Borrower by such Bank shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

                  (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected pursuant to Section 1.10(a)(iii), the Borrower shall) either (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Bank pursuant to Section 1.10(a)(ii) or
(iii), or (ii) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' notice to the Administrative Agent, require the affected Bank to convert each such Eurodollar Loan into a Base Rate Loan, provided that if more than one Bank is so affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

                  (c) If any Bank shall have determined that after the Effective Date, the adoption or effectiveness of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank (or any corporation controlling such Bank) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's (or such controlling corporation's) capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Bank (or such controlling corporation) could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Bank's (or such controlling corporation's) policies with respect to capital adequacy), then from time to time, within 15 days after written demand by such Bank (with a copy to the Administrative Agent and accompanied by the notice described in the last sentence of this Section 1.10(c)), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or such controlling corporation) for such reduction. Each Bank, upon determining in good faith that any additional amounts will be payable pursuant to this Section

1.10(c), will give prompt written notice thereof to the Borrower, which notice shall set forth the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice.

                  1.11 Compensation; Breakage. The Borrower shall compensate each Bank, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans but excluding in any event the loss of anticipated profits) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any prepayment, repayment or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Eurodollar Loans when required by the terms of this Agreement or (y) an election made pursuant to Section 1.10(b).

                  1.12 Change of Lending Office. Each Bank agrees that, upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), 1.10(c), 2.06 or 4.04 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit, as the case may be, affected by such event, provided that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Section 1.10, 2.06 or 4.04.

                  1.13 Replacement of Banks. (x) Upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to any Bank which results in such Bank charging to the Borrower increased costs in excess of those being generally charged by the other Banks or becoming incapable of making Eurodollar Loans, (y) if a Bank becomes a Defaulting Bank and/or (z) in the case of a refusal by a Bank to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Banks as provided in Section 12.12(b), the Borrower shall have the right, if no Default or Event of Default then exists, to replace such Bank (the "Replaced Bank") with one or more other Eligible Transferee or Transferees reasonably acceptable to the Administrative Agent, none of whom shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank"), provided that (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Bank shall enter into one or more Assignment Agreements pursuant to Section 12.04(b) (and with all fees payable pursuant to said Section 12.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire all of the Commitments and outstanding Loans of, and participations in Letters of Credit by, the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of (I) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Bank, (II) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (III) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section 3.01, (y) the respective Letter of Credit Issuer an amount equal to such Replaced Bank's Adjusted RC Percentage (for this purpose, determined as if the adjustment described in clause (ii) of the succeeding sentence had been made with respect to such Replaced Bank) of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Bank and (z) BTCo an amount equal to such Replaced Bank's Adjusted RC Percentage (for this purpose, determined as if the adjustment described in clause (ii) of the succeeding sentence had been made with respect to such Replaced Bank) of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Bank, and (ii) all obligations of the Borrower owing to the Replaced Bank (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement. Upon the execution of the respective Assignment Agreements, the payment of amounts referred to in clauses (i) and
(ii) above and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Note or Notes executed by the Borrower, (A) the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions applicable to the Replaced Bank under this Agreement, which shall survive as to such Replaced Bank and (B) in the case of a replacement of a Defaulting Bank, the Adjusted RC Percentage of the Banks shall be automatically adjusted at such time to give effect to such replacement (and to give effect to the replacement of a Defaulting Bank with one or more Non-Defaulting Banks).

                  SECTION 2. Letters of Credit.

                  2.01 Letters of Credit. (a) Subject to and upon the terms and conditions set forth herein, the Borrower may request a Letter of Credit Issuer at any time and from time to time on or after the Initial Borrowing Date and up to thirty days prior to the Revolving Loan Maturity Date to issue a letter of credit for the account of the Borrower and in support of (x) trade obligations of the Borrower and/or its Subsidiaries (each such letter of credit, a "Trade Letter of Credit" and, collectively, the "Trade Letters of Credit") and/or (y) on a standby basis, L/C Supportable Obligations (each such letter of credit, a "Standby Letter of Credit" and, collectively, the "Standby Letters of Credit," and together with the Trade Letters of Credit, the "Letters of Credit"), and subject to and upon the terms and conditions set forth herein such Letter of Credit Issuer agrees to issue from time to time, irrevocable Letters of Credit in such form as may be approved by such Letter of Credit Issuer and the Administrative Agent. Notwithstanding the foregoing, no Letter of Credit Issuer shall be under any obligation to issue any Letter of Credit if at the time of such issuance:

                  (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Letter of Credit Issuer from issuing such Letter of Credit or any requirement of law applicable to such Letter of Credit Issuer or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Letter of Credit Issuer shall prohibit, or request that such Letter of Credit Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Letter of Credit Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Letter of Credit Issuer is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Letter of Credit Issuer as of the date hereof and which such Letter of Credit Issuer in good faith deems material to it; or

                  (ii) such Letter of Credit Issuer shall have received notice from the Borrower, the Administrative Agent or the Required Banks prior to the issuance of such Letter of Credit of the type described in clause (iv) of Section 2.01(b).

                  (b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued, the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time, would exceed either (x) $15,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans made by Non-Defaulting Banks and Swingline Loans then outstanding, the Adjusted Total Revolving Commitment at such time; (ii) (x) each Standby Letter of Credit shall have an expiry date occurring not later than one year after such Letter of Credit's date of issuance (although any Letter of Credit may be extendable (whether automatically or otherwise) for successive periods of up to 12 months, but not beyond ten Business Days prior to the Revolving Loan Maturity Date), on terms acceptable to the respective Letter of Credit Issuer and in no event shall any Standby Letter of Credit have an expiry date occurring later than the Business Day next preceding the Revolving Loan Maturity Date and (y) each Trade Letter of Credit shall have an expiry date occurring no later than the earlier of (a) 180 days after the issuance thereof or (b) 30 days prior to the Revolving Loan Maturity Date; (iii) each Letter of Credit shall be issued on a sight basis and shall be denominated in U.S. dollars; and (iv) no Letter of Credit Issuer shall issue any Letter of Credit after it has received written notice from the Borrower, the Administrative Agent or the Required Banks that a Default or an Event of Default exists until such time as such Letter of Credit Issuer shall have received written notice of (x) recession of such notice from the party or parties originally delivering the same or (y) waiver of such Default or Event of Default by the Required Banks.

                  2.02 Minimum Stated Amount. The initial Stated Amount of each Letter of Credit shall be not less than $20,000 or such lesser amount acceptable to the respective Letter of Credit Issuer.

                  2.03 Letter of Credit Requests; Notices of Issuance; Reports.
(a) Whenever the Borrower desires that a Letter of Credit be issued, the Borrower shall give the Administrative Agent and the respective Letter of Credit Issuer a written request (including by way of telecopier) in the form of Exhibit C prior to 1:00 P.M. (New York time) at least three Business Days (or such shorter period as may be acceptable to such Letter of Credit Issuer) prior to the proposed date (which shall be a Business Day) of issuance (each a "Letter of Credit Request"), which Letter of Credit Request shall include any other documents that such Letter of Credit Issuer customarily requires in connection therewith.

                  (b) The respective Letter of Credit Issuer shall, promptly after each issuance of a Standby Letter of Credit by it, give the Administrative Agent, each Bank and the Borrower written notice of the issuance of such Standby Letter of Credit, accompanied by a copy of the Standby Letter of Credit or Standby Letters of Credit issued by it.

                  (c) Each Letter of Credit Issuer (other than BTCo) shall, by 11:00 A.M. on the first Business Day of each week, forward to the Administrative Agent (by way of telecopier) a report listing the aggregate daily outstanding balances for the previous week of the Trade Letters of Credit issued by such Letter of Credit Issuer. Each month the Administrative Agent shall forward to each RC Bank a report listing the daily aggregate amount available to be drawn under all Trade Letters of Credit outstanding during the previous month.

                  2.04 Agreement to Repay Letter of Credit Drawings. (a) The Borrower hereby agrees to reimburse the respective Letter of Credit Issuer, by making payment to the Administrative Agent at the Payment Office (which funds the Administrative Agent shall promptly forward to such Letter of Credit Issuer), for any payment or disbursement made by such Letter of Credit Issuer under any Letter of Credit issued by it (each such amount so paid or disbursed until reimbursed, an "Unpaid Drawing") immediately after, and in any event on the date on which, the Borrower is notified by such Letter of Credit Issuer of such payment or disbursement with interest on the amount so paid or disbursed by such Letter of Credit Issuer, to the extent not reimbursed prior to 1:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date such Letter of Credit Issuer is reimbursed therefor at a rate per annum which shall be the Applicable Margin then in effect for Revolving Loans maintained as Base Rate Loans plus the Base Rate as in effect from time to time (plus an additional 2% per annum if not reimbursed by the third Business Day after the date of such notice of payment or disbursement), such interest also to be payable on demand. Each Letter of Credit Issuer shall provide the Borrower prompt notice of any payment or disbursement made by it under any Letter of Credit issued by it, although the failure of, or delay in, giving any such notice shall not release or diminish the obligations of the Borrower under this Section 2.04 (a) or under any other Section of this Agreement.

                  (b) The Borrower's obligation under this Section 2.04 to reimburse the respective Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against such Letter of Credit Issuer, the Administrative Agent or any Bank, including, without limitation, any defense based upon the failure of any payment under a Letter of Credit to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such payment; provided, however, that the Borrower shall not be obligated to reimburse any Letter of Credit Issuer for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer as determined by a court of competent jurisdiction.

                  2.05 Letter of Credit Participations. (a) Immediately upon the issuance by any Letter of Credit Issuer of a Letter of Credit, such Letter of Credit Issuer shall be deemed to have sold and transferred to each other RC Bank, and each such RC Bank (each a "Participant") shall be deemed irrevocably and unconditionally to have purchased and received from such Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Bank's Adjusted RC Percentage, in such Letter of Credit, each substitute letter of credit, each payment made thereunder and the obligations of the Borrower under this Agreement with respect thereto (although the Letter of Credit Fee shall be payable directly to the Administrative Agent for the account of the Banks as provided in Section 3.01(b) and the Participants shall have no right to receive any portion of any Facing
Fees) and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Commitments or Adjusted RC Percentages of the RC Banks pursuant to Section 12.04(b) or upon a Bank Default, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.05 to reflect the new Adjusted RC Percentages of the assigning and assignee Bank or of all RC Banks, as the case may be.

                  (b) In determining whether to pay under any Letter of Credit, the respective Letter of Credit Issuer shall not have any obligation relative to the Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Letter of Credit Issuer under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, as determined by a court of competent jurisdiction, shall not create for such Letter of Credit Issuer any resulting liability.

                  (c) In the event that the respective Letter of Credit Issuer makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to such Letter of Credit Issuer pursuant to
Section 2.04(a), such Letter of Credit Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Administrative Agent for the account of such Letter of Credit Issuer, the amount of such Participant's Adjusted RC Percentage of such payment in U.S. dollars and in same day funds; provided, however, that no Participant shall be obligated to pay to the Administrative Agent its Adjusted RC Percentage of such unreimbursed amount for any wrongful payment made by such Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Letter of Credit Issuer, as determined by a court of competent jurisdiction. If the Administrative Agent so notifies any Participant required to fund an Unpaid Drawing under a Letter of Credit prior to 11:00 A.M. (New York time) on any Business Day, such Participant shall make available to the Administrative Agent for the account of the respective Letter of Credit Issuer (which funds the Administrative Agent shall promptly forward to the Letter of Credit Issuer) such Participant's Adjusted RC Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Adjusted RC Percentage of the amount of such Unpaid Drawing available to the Administrative Agent for the account of such Letter of Credit Issuer, such Participant agrees to pay to the Administrative Agent for the account of such Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Letter of Credit Issuer at the overnight Federal Funds Effective Rate. The failure of any Participant to make available to the Administrative Agent for the account of the respective Letter of Credit Issuer its Adjusted RC Percentage of any Unpaid

Drawing under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Administrative Agent for the account of the respective Letter of Credit Issuer its Adjusted RC Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Administrative Agent for the account of such Letter of Credit Issuer such other Participant's Adjusted RC Percentage of any such payment.

                  (d) Whenever the respective Letter of Credit Issuer receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of such Letter of Credit Issuer any payments from the Participants pursuant to clause (c) above, such Letter of Credit Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Participant which has paid its Adjusted RC Percentage thereof, in U.S. dollars and in same day funds, an amount equal to such Participant's Adjusted RC Percentage of the principal amount thereof and interest thereon accruing at the overnight Federal Funds Effective Rate after the purchase of the respective participations.

                  (e) The obligations of the Participants to make payments to the Administrative Agent for the account of the respective Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever (provided that no Participant shall be required to make payments resulting from the Letter of Credit Issuer's gross negligence or willful misconduct, as determined by a court of competent jurisdiction) and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

         (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

         (ii) the existence of any claim, set-off, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the respective Letter of Credit Issuer, any Bank or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any of its Subsidiaries and the beneficiary named in any such Letter of Credit);

         (iii) any draft, certificate or other document presented under he Letter of Credit proving to be forged, fraudulent, invalid or nsufficient in any respect or any statement therein being untrue or naccurate in any respect;

         (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

         (v) the occurrence of any Default or Event of Default.

                  (f) To the extent the respective Letter of Credit Issuer is not indemnified for same by the Borrower, the Participants will reimburse and indemnify the Letter of Credit Issuer, in proportion to their respective Adjusted RC Percentages, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Letter of Credit Issuer in performing its respective duties in any way relating to or arising out of its issuance of Letters of Credit; provided that no Participant shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Letter of Credit Issuer's gross negligence or willful misconduct, as determined by a court of competent jurisdiction.

                  2.06 Increased Costs. If at any time after the Effective Date, the adoption or effectiveness of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the respective Letter of Credit Issuer or any Bank with any request or directive (whether or not having the force of law) by any such authority, central bank or comparable agency shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by such Letter of Credit Issuer or such Bank's participation therein, or (ii) shall impose on such Letter of Credit Issuer or any Bank any other conditions affecting this Agreement, any Letter of Credit or such Bank's participation therein; and the result of any of the foregoing is to increase the cost to such Letter of Credit Issuer or such Bank of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Letter of Credit Issuer or such Bank hereunder (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges), then, upon demand to the Borrower by such Letter of Credit Issuer or such Bank (a copy of which notice shall be sent by such Letter of Credit Issuer or such Bank to the Administrative Agent), the Borrower shall pay to such Letter of Credit Issuer or such Bank such additional amount or amounts as will compensate such Letter of Credit Issuer or such Bank for such increased cost or reduction. A certificate submitted to the Borrower by the respective Letter of Credit Issuer or such Bank, as the case may be (a copy of which certificate shall be sent by such Letter of Credit Issuer or such Bank to the Administrative Agent), setting forth the basis for the determination of such additional amount or amounts necessary to compensate such Letter of Credit Issuer or such Bank as aforesaid shall be conclusive and binding on the Borrower absent manifest error, although the failure to deliver any such certificate shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this Section 2.06 upon the subsequent receipt thereof.

                  SECTION 3. Fees; Commitments.

                  3.01 Fees. (a) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Bank with a Revolving Commitment a commitment fee ("Commitment Fee") for the period from and including the Effective Date to, and including, the Revolving Loan Maturity Date (or such earlier date as the Total Revolving Commitment has been terminated), computed at a rate for each day equal to 1/2 of 1% per annum on the daily average of such Bank's Unutilized Revolving Commitment. Such Commitment Fee shall be due and payable in arrears on each Quarterly Payment Date and on the Revolving Loan Maturity Date (or such earlier date upon which the Total Revolving Commitment is terminated).

                  (b) The Borrower shall pay to the Administrative Agent for pro rata distribution to each Non-Defaulting Bank with a Revolving Loan Commitment (based on their respective Adjusted RC Percentages), a fee in respect of each Letter of Credit (the "Letter of Credit Fee") computed at a rate per annum equal to the Applicable Margin for Revolving Loans maintained as Eurodollar Loans then in effect on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date, and upon the first day on or after the termination of the Total Revolving Commitment upon which no Letters of Credit remain outstanding.

                  (c) The Borrower agrees to pay to each Letter of Credit Issuer a fee in respect of each Letter of Credit (the "Facing Fee") issued by such Letter of Credit Issuer computed at the rate equal to (A) in the case of Trade Letters of Credit, 1/4 of 1% per annum on the daily Stated Amount of such Trade Letter of Credit, provided, that in any event, the minimum amount of the Facing Fee payable for each Trade Letter of Credit shall be $100 and (B) in the case of Standby Letters of Credit, 1/4 of 1% per annum on the daily Stated Amount of such Standby Letter of Credit, provided, that in any event, the minimum amount of the Facing Fee payable in any 12-month period for each Standby Letter of Credit shall be $500 (it being agreed that, on each anniversary of the issuance of any Standby Letter of Credit or upon any earlier termination or expiration of a Standby Letter of Credit, if $500 exceeds the amount of Facing Fees theretofore paid or then accrued with respect to such Standby Letter of Credit, in either case after the date of the issuance thereof, or if later, after the date of the last anniversary of the issuance thereof (but excluding any amounts paid after such anniversary with respect to periods ending on or prior to such anniversary, including, without limitation, as a result of the operation of this parenthetical), the amount of such excess shall be payable on the next date upon which accrued Facing Fees are otherwise payable with respect to Standby Letters of Credit). Accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Commitment upon which no Letters of Credit remain outstanding.

                  (d) The Borrower agrees to pay directly to the respective Letter of Credit Issuer upon each issuance of, payment under, and/or amendment of, a Letter of Credit issued by such Letter of Credit such amount as shall at the time of such issuance, payment or amendment be the administrative charge and expenses which such Letter of Credit Issuer is customarily charging for issuances of, payments under or amendments of, letters of credit issued by it.

                  (e) The Borrower agrees to pay to the Administrative Agent such other fees as agreed to between the Borrower and the Administrative Agent, when and as due.

                  (f) All computations of Fees shall be made in accordance with
Section 12.07(b).

                  3.02 Voluntary Reduction of Commitments. Upon at least three Business Days' prior written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, without premium or penalty, to terminate or partially reduce the Total Unutilized Revolving Commitment, provided that (x) any such termination shall apply to proportionately and permanently reduce the Revolving Commitment of each RC Bank, (y) no such reduction shall reduce any Non-Defaulting Bank's Revolving Commitment to an amount that is less than the sum of (I) the outstanding Revolving Loans of such Bank plus (II) such Bank's Adjusted RC Percentage of outstanding Swingline Loans and of Letter of Credit Outstandings and (z) any partial reduction pursuant to this Section 3.02 shall be in the amount of at least $1,000,000.

                  3.03 Mandatory Adjustments of Commitments, etc. (a) The Total Commitment (and the Term Commitment and Revolving Commitment of each Bank) shall terminate on August 15, 1998 unless the Initial Borrowing Date has occurred on or before such date.

                  (b) The Total Term Commitment shall terminate in its entirety on the Initial Borrowing Date (after giving effect to the making of the Term Loans on such date).

                  (c) The Total Revolving Commitment (and the Revolving Commitment of each RC Bank) shall terminate on the earlier of (x) the Revolving Loan Maturity Date and (y) unless the Required Banks otherwise agree in writing, the date on which any Change of Control occurs.

                  (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Commitment shall be permanently reduced by the amount, required by Section 4.02(B)(a).

                  (e) Each reduction to the Total Term Commitment and the Total Revolving Commitment pursuant to this Section 3.03 shall be applied proportionately to reduce the Term Commitment or the Revolving Loan Commitment, as the case may be, of each Bank with such a Commitment.

                  SECTION 4. Payments.

                  4.01 Voluntary Prepayments. The Borrower shall have the right to prepay Loans in whole or in part, without premium or penalty, from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent at the Payment Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, whether such Loans are Term Loans, Revolving Loans or Swingline Loans, the amount of such prepayment and (in the case of Eurodollar Loans) the specific Borrowing or Borrowings pursuant to which made, which notice shall be given by the Borrower at least one Business Day prior to the date of such prepayment with respect to Base Rate Loans (other than Swingline Loans, with respect to which notice may be given by the Borrower on the day of prepayment) and two Business Days prior to the date of such prepayment with respect to Eurodollar Loans, which notice shall promptly be transmitted by the Administrative Agent to each of the Banks; (ii)
(x) each partial prepayment of any Borrowing (other than a Borrowing of Swingline Loans) shall be in an aggregate principal amount of at least $500,000 and (y) each partial prepayment of any Borrowing of Swingline Loans shall be in an aggregate principal amount of at least $50,000, provided that no partial prepayment of Eurodollar Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of the Loans outstanding pursuant to such Borrowing to an amount less than the Minimum

Borrowing Amount applicable thereto; (iii) at the time of any prepayment of Eurodollar Loans pursuant to this Section 4.01 on any date other than the last day of the Interest Period applicable thereto, the Borrower shall pay the amounts required pursuant to Section 1.11; (iv) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among the Banks which made such Loans, provided that at the Borrower's election in connection with any prepayment of Revolving Loans pursuant to this Section 4.01, such prepayment shall not be applied to any Revolving Loans of a Defaulting Bank; and
(v) each prepayment of Term Loans pursuant to this Section 4.01 shall be applied to reduce the remaining Scheduled Repayments of the Term Loans on a pro rata basis (based upon the then remaining principal amount of each such Scheduled Repayment).

                  4.02  Mandatory Repayments and Commitment Reductions.

                  (A)  Requirements:

                  (a) (i) If on any date the sum of the aggregate outstanding principal amount of Revolving Loans made by Non-Defaulting Banks, Swingline Loans and the Letter of Credit Outstandings exceeds the Adjusted Total Revolving Commitment as then in effect, the Borrower shall repay on such date the principal of Swingline Loans, and if no Swingline Loans are or remain outstanding, Revolving Loans of Non-Defaulting Banks, in an aggregate amount equal to such excess. If, after giving effect to the repayment of all outstanding Swingline Loans and Revolving Loans of Non-Defaulting Banks, the aggregate amount of Letter of Credit Outstandings exceeds the Adjusted Total Revolving Commitment, the Borrower shall pay to the Administrative Agent on such date an amount in cash and/or Cash Equivalents equal to such excess (up to the aggregate amount of the Letter of Credit Outstandings at such time) and the Administrative Agent shall hold such payment as security for the obligations of the Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance satisfactory to the Administrative Agent (which shall permit certain investments in Cash Equivalents satisfactory to the Administrative Agent, until the proceeds are applied to the secured obligations).

                  (ii) If on any date the aggregate outstanding principal amount of the Revolving Loans made by a Defaulting Bank exceeds the Revolving Commitment of such Defaulting Bank, the Borrower shall repay on such date principal of Revolving Loans of such Defaulting Bank in an amount equal to such excess.

                  (b) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each Quarterly Payment Date set forth below, the Borrower shall be required to repay the principal amount of Term Loans set forth opposite such Quarterly Payment Date (each such repayment, a "Scheduled Repayment"):


             Quarterly Payment Date                             Amount
             ----------------------                             ------
             September 15, 1998                                   0
             December 15, 1998                                    0




             March 15, 1999                                       0
             June 15, 1999                                        0
             September 15, 1999                                   0
             December 15, 1999                                    0
             March 15, 2000                                       0
             June 15, 2000                                        0
             September 15, 2000                                $750,000
             December 15, 2000                                 $750,000
             March 15, 2001                                    $750,000
             June 15, 2001                                     $750,000
             September 15, 2001                               $1,250,000
             December 15, 2001                                $1,250,000
             March 15, 2002                                   $1,250,000
             June 15, 2002                                    $1,250,000
             September 15, 2002                               $1,500,000
             December 15, 2002                                $1,500,000
             March 15, 2003                                   $1,500,000
             June 15, 2003                                    $1,500,000
             September 15, 2003                               $1,500,000
             December 15, 2003                                $1,500,000
             March 15, 2004                                   $1,500,000
             June 15, 2004                                    $1,500,000





                  (c) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, within 5 Business Days following the date of receipt thereof by the

Borrower and/or any of its Subsidiaries of Cash Proceeds from any Asset Sale, an amount equal to 100% of the Net Cash Proceeds from such Asset Sale shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 4.02(B)(a) and (b); provided that up to an aggregate of $5,000,000 of Net Cash Proceeds from Asset Sales shall not give rise to a mandatory repayment (and/or commitment reduction, as the case may be) in any fiscal year of the Borrower to the extent the Borrower elects, as hereinafter provided, to cause such Net Cash Proceeds to be reinvested in Reinvestment Assets (a "Reinvestment Election"). The Borrower may exercise its Reinvestment Election (within the parameters specified in the preceding sentence) with respect to an Asset Sale if (x) no Default or Event of Default then exists and (y) the Borrower delivers a Reinvestment Notice to the Administrative Agent within 3 Business Days following the date of the consummation of the respective Asset Sale, with such Reinvestment Election being effective with respect to the Net Cash Proceeds of such Asset Sale equal to the Anticipated Reinvestment Amount specified in such Reinvestment Notice.

                  (d) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on the date of the receipt thereof by the Borrower and/or any of its Subsidiaries, an amount equal to 100% of the proceeds (net of underwriting discounts, commissions and taxes and other reasonable costs associated therewith) of the incurrence of Indebtedness by the Borrower and/or any of its Subsidiaries (other than Indebtedness permitted by Section 8.04) shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 4.02(B)(a) and (b).

                  (e) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on the date of the receipt thereof by the Borrower, an amount equal to 50% of the proceeds (net of underwriting discounts, commissions and taxes and other reasonable costs associated therewith) of any sale or issuance of its equity (other than (u) the issuance by the Borrower of Senior Exchangeable Preferred Stock to the Seller pursuant to Section 8.12(v), (v) equity issued in connection with the Permitted Acquisitions, (w) as set forth in Sections 8.07(a)(ii) and 8.08(a)(ii), (x) the issuance by the Borrower of Junior Preferred Stock or Common Stock to the Investors pursuant to Section 8.12(w), so long as the proceeds thereof are applied by the Borrower to make Consolidated Capital Expenditures pursuant to
Section 8.05 and (z) equity issued to individuals who are directors, members of management and other employees of the Borrower and its Subsidiaries (not to exceed $1,500,000 in the aggregate)), in each case shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 4.02(B)(a) and (b).

                  (f) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date which is 90 days after the last day of each fiscal year of the Borrower, beginning with the fiscal year of the Borrower ending on June 30, 1999, the ECF Prepayment Amount of the Borrower and its Subsidiaries for the fiscal year then last ended shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 4.02(B)(a) and (b).

                  (g) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, within 30 days following each date on which the Borrower or any of its Subsidiaries receives any proceeds from any Recovery Event, an amount equal to 100% of the cash proceeds of such Recovery Event (net of reasonable costs, expenses and taxes incurred in connection with such Recovery Event) shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 4.02(B)(a) and (b); provided that so long as no Default or Event of Default then exists and such proceeds do not exceed $5,000,000 in any fiscal year, such proceeds shall not be required to be so applied on such date to the extent that the Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be used or committed to be used to replace or restore any properties or assets in respect of which such proceeds were paid or otherwise acquire productive assets usable in the business of the Borrower and its Subsidiaries within a period specified in such certificate not to exceed one year after the date of receipt of such proceeds with respect to such Recovery Event (which certificate shall set forth the estimates of the proceeds to be so expended); and provided further, that if all or any portion of such proceeds not required to be applied as a mandatory repayment and/or commitment reduction pursuant to the preceding proviso are not so used within the period specified in the relevant certificate furnished pursuant to the immediately preceding proviso, such remaining portion not used shall be applied on the last day of such specified period as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 4.02(B)(a) and (b).

                  (h) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on the Reinvestment Prepayment Date with respect to a Reinvestment Election, an amount equal to the Reinvestment Prepayment Amount, if any, for such Reinvestment Election shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Sections 4.02(B)(a) and (b).

                  (i) Notwithstanding anything to the contrary contained elsewhere in this Agreement, (i) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date, (ii) all then outstanding Revolving Loans shall be repaid in full on the Revolving Loan Maturity Date and (iii) all then outstanding Term Loans shall be repaid in full on the Term Loan Maturity Date.

                  (B)  Application:

                  (a) Any amount required to be applied pursuant to Section 4.02(A) (other than pursuant to clause (b) thereof) shall be applied (i) first, as a mandatory repayment of Term Loans to reduce the then remaining Scheduled Repayments thereof on a pro rata basis (based upon the then remaining principal amount of each such Scheduled Repayment) until all Term Loans are repaid in full and (ii) second, to the extent in excess of the amount required to be applied pursuant to the preceding clause (i), as a mandatory reduction to the Total Revolving Commitment.

                  (b) With respect to each prepayment of Loans required by
Section 4.02, the Borrower may designate the Types of Loans which are to be prepaid and the specific Borrowing or Borrowings under the affected Facility pursuant to which made, provided that (i) Eurodollar Loans may so be designated for prepayment pursuant to this Section 4.02 only on the last day of an Interest Period applicable thereto unless all Eurodollar Loans made pursuant to such Facility with Interest Periods ending on such date of required prepayment and all Base Rate Loans made pursuant to such Facility have been paid in full; (ii) if any prepayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount for such Borrowing, such Borrowing shall be immediately converted into Base Rate Loans;
(iii) each prepayment of any Revolving Loans made by Non-Defaulting Banks pursuant to a Borrowing shall be applied pro rata among such Revolving Loans; and (iv) each prepayment of any Revolving Loans made by Defaulting Banks pursuant to a Borrowing shall be applied pro rata among such Revolving Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11. Notwithstanding the foregoing provisions of this Section 4.02(B), if at any time a mandatory or voluntary prepayment of Loans pursuant to Sections 4.01 or 4.02(A) above would result, after giving effect to the procedures set forth above, in the Borrower incurring breakage costs under Section 1.11 as a result of Eurodollar Loans being prepaid other than on the last day of an Interest Period applicable thereto (the "Affected Eurodollar Loans"), then the Borrower may in its sole discretion initially deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of the Affected Eurodollar Loans with the Administrative Agent (which deposit must be equal in amount to the amount of the Affected Eurodollar Loans not immediately prepaid) to be held as security for the obligations of the Borrower hereunder pursuant to a cash collateral arrangement satisfactory to the Administrative Agent and shall provide for investments satisfactory to the Administrative Agent, with such cash collateral to be directly applied upon the first occurrence (or occurrences) thereafter of the last day of an Interest Period applicable to the relevant Loans that are Eurodollar Loans (or such earlier date or dates as shall be requested by the Borrower), to repay an aggregate principal amount of such Loans equal to the Affected Eurodollar Loans not initially prepaid pursuant to this sentence. Notwithstanding anything to the contrary contained in the immediately preceding sentence, all amounts deposited as cash collateral pursuant to the immediately preceding sentence shall be held for the sole benefit of the Banks whose Loans would otherwise have been immediately prepaid with the amounts deposited and upon the taking of any action by the Administrative Agent or the Banks pursuant to the remedial provisions of Section 9, any amounts held as cash collateral pursuant to this Section 4.02(B)(b) shall, subject to the requirements of applicable law, be immediately applied to repay Loans.

                  4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Administrative Agent for the ratable (based on their respective pro rata shares) account of the Banks entitled thereto (which funds the Administrative Agent shall promptly forward to such Banks), not later than 1:00 P.M. (New York time) on the date when due and shall be made in immediately available funds and in lawful money of the United States of America at the Payment Office, it being understood that written notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement which are made later than 1:00 P.M. (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

                  4.04 Net Payments. (a) All payments made by the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Bank pursuant to the laws of the jurisdiction in which it is organized or managed and controlled or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts, if any, as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or net profits of such Bank pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or applicable lending office of such Bank is located and for any withholding of taxes as such Bank shall determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

                  (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 12.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Bank is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Bank agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate. Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 12.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank is not a U.S. Person (defined as provided above) and has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 12.04(b), the Borrower agrees to pay additional amounts and to indemnify each Bank in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guide-line or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes, provided such Bank shall provide to the Borrower and the Administrative Agent, upon the request of the Borrower, any reasonably available applicable IRS tax form (reasonably similar in its simplicity and lack of detail to IRS Form 1001 or Form 4224 or a Section 4.04(b)(ii) Certificate) necessary or appropriate for the exemption or reduction in the rate of such U.S. federal withholding tax.

                  (c) If the Borrower pays any additional amount under this
Section 4.04 to a Bank and such Bank determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its tax liabilities in or with respect to the taxable year in which the additional amount is paid, such Bank shall pay to the Borrower an amount that the Bank shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Bank in such year as a consequence of such refund, reduction or credit. Whether or not a Bank claims any refund or credit or files any amended tax return shall be in the sole discretion of such Bank. Nothing in this Section 4.04(c) shall require a Bank to
(i) disclose or detail the basis of its calculation of the amount of any tax benefit or refund to the Borrower or any other party or (ii) disclose such Bank's tax returns.

                  SECTION 5. Conditions Precedent. The obligation of the Banks to make each Loan hereunder, and the obligation of the Letter of Credit Issuers to issue Letters of Credit hereunder, is subject, at the time of each such Credit Event (except as otherwise hereinafter indicated), to the satisfaction of each of the following conditions:

                  5.01 Execution of Agreement. On or prior to the Initial Borrowing Date, (i) this Agreement shall have become effective as provided in
Section 12.10 and (ii) there shall have been delivered to the Administrative Agent for the account of each Bank the appropriate Term Note and/or Revolving Note and, in the case of BTCo, the Swingline Note, in each case, executed by the Acquisition Corp. and New Penhall, and in the amount, maturity and as otherwise provided herein.

                  5.02 No Default; Representations and Warranties. At the time of each Credit Event and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents in effect at such time shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties will be true and correct in all material respects as of such earlier date.

                  5.03 Officer's Certificate. On the Initial Borrowing Date, the Administrative Agent shall have received a certificate dated such date signed by an Authorized Officer of the Borrower stating that all of the applicable conditions set forth in Sections 5.02, 5.07, 5.08, 5.09, 5.10 and 5.11 exist or have been satisfied as of such date.

                  5.04 Opinions of Counsel. On the Initial Borrowing Date, the Administrative Agent shall have received (i) an opinion, addressed to the Administrative Agent and each of the Banks and dated the Initial Borrowing Date, from Dechert Price & Rhoads, special counsel to the Borrower and each Subsidiary Guarantor, which opinion shall cover the matters contained in Exhibit E and (ii) reliance letters with respect to all legal opinions delivered pursuant to any Transaction Document, addressed to the Administrative Agent and each of the Banks and dated the Initial Borrowing Date, from counsel rendering such legal opinions, with such opinions to be in form and substance satisfactory to the Administrative Agent.

                  5.05 Corporate Proceedings. (a) On the Initial Borrowing Date, the Administrative Agent shall have received from each Credit Party a certificate, dated the Initial Borrowing Date, signed by an Authorized Officer of such Credit Party in the form of Exhibit F with appropriate insertions and deletions, together with copies of the certificate of incorporation, the by-laws or other organizational documents of each such Credit Party and the resolutions of each such Credit Party referred to in such certificate and all of the foregoing shall be satisfactory to the Administrative Agent.

                  (b) On the Initial Borrowing Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates and any other records of corporate proceedings and governmental approvals, if any, which the Administrative Agent may have reasonably requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

                  5.06 Plans; Existing Indebtedness Agreements; Shareholders' Agreements; Management Agreements; Employment Agreements. On or prior to the Initial Borrowing Date, there shall have been delivered to the Banks copies, certified as true and correct by an appropriate officer of the Borrower of:

         (i) all Plans (and for each Plan that is required to file an annual report on Internal Revenue Service Form 5500-series, a copy of the most recent such report (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information), and for each Plan that is a "single-employer plan," as defined in Section 4001(a)(15) of ERISA, the most recently prepared actuarial valuation therefor) and any other "employee benefit plans," as defined in
         Section 3(3) of ERISA, and any other material agreements, plans or arrangements, with or for the benefit of current or former employees of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate (provided that the foregoing shall apply in the case of any multiemployer plan, as defined in Section 4001(a)(3) of ERISA, only to the extent that any document described therein is in the possession of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate or reasonably available thereto from the sponsor or trustee of any such plan);

         (ii) all agreements evidencing or relating to Existing Indebtedness (the "Existing Indebtedness Agreements");

         (iii) all agreements (including the Management Investment Agreement) entered into by the Borrower or any of its Subsidiaries (after giving effect to the Transaction) governing the terms and relative rights of its capital stock, and any agreements entered into by members or shareholders relating to any such entity with respect to their capital stock (collectively, the "Shareholders' Agreements");

         (iv) any material agreement (including the BRS Management Agreement) with members of, or with respect to, the management of the Borrower or any of its Subsidiaries (after giving effect to the Transaction) (collectively, the "Management Agreements"); and

         (v) any material employment agreements entered into by the Borrower or any of its Subsidiaries (collectively the "Employment Agreements");

all of which Plans, Existing Indebtedness Agreements, Shareholders' Agreements, Management Agreements and Employment Agreements shall be in form and substance satisfactory to the Administrative Agent.

                  5.07 Adverse Change, etc. On the Initial Borrowing Date, nothing shall have occurred (and neither the Banks nor the Administrative Agent shall have become aware of any facts or conditions not previously known) which the Administrative Agent or the Required Banks shall determine (a) has, or is reasonably likely to have, a material adverse effect on the rights or remedies of the Banks or the Administrative Agent, or on the ability of the Credit Parties to perform their obligations to them, or (b) has, or is reasonably likely to have, a Material Adverse Effect.

                  5.08 Litigation. On the Initial Borrowing Date, there shall be no actions, suits or proceedings pending or threatened (a) with respect to this Agreement or any other Document or the transactions contemplated hereby or thereby (including the Transaction) or (b) which the Administrative Agent or the Required Banks shall determine could reasonably be expected to (i) have a Material Adverse Effect or (ii) have a material adverse effect on the rights or remedies of the Banks hereunder or under any other Credit Document or on the ability of any Credit Party to perform its respective obligations to the Banks hereunder or under any other Credit Document.

                  5.09 Approvals. On or prior to the Initial Borrowing Date, all material and necessary governmental and third party approvals in connection with the transactions contemplated by the Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains or prevents such transactions or imposes, in the reasonable judgment of the Required Banks or the Administrative Agent, materially adverse conditions upon the consummation of such transactions.

                  5.10 Consummation of the Recapitalization; Equity Issuance.
(a) On or prior to the Initial Borrowing Date (or contemporaneously with the first borrowing in the case of the Recapitalization described below), there shall have been delivered to the Banks true and correct copies of the Recapitalization Agreement, and all terms of the Recapitalization Agreement and the other Recapitalization Documents shall be satisfactory in form and substance to the Administrative Agent. The Recapitalization Agreement (and the transactions contemplated thereby) shall have been duly approved by the board of directors and (if required by applicable law) the Stockholders of the Borrower, and all Recapitalization Documents shall have been duly executed and delivered by the parties thereto and shall be in full force and effect. Each of the conditions precedent to the obligation of the parties to consummate the Recapitalization as set forth in the Recapitalization Documents shall have been satisfied, or waived, all to the satisfaction of the Administrative Agent, and concurrently with the making of the Term Loans on the Initial Borrowing Date, the Recapitalization shall have been consummated in accordance with the Recapitalization Documents and all applicable laws, rules and regulations.

                  (b) On or prior to the Initial Borrowing Date, the Borrower shall have issued (i) $8,941,460.70 of Junior Preferred Stock and Common Stock to the Management Investors and (ii) Junior Preferred Stock and Common Stock to the BRS Investors for gross proceeds of at least $21,058,539.30 pursuant to the Junior Preferred Stock Documents.

                  (c) On the Initial Borrowing Date, the proceeds received by the Borrower pursuant to Section 5.11 when aggregated with (x) all amounts received pursuant to the issuance of Common Stock and Junior Preferred Stock to the BRS Investors in connection with the Recapitalization and (y) the Term Loans and Revolving Loans incurred by the Borrower on the Initial Borrowing Date shall be sufficient to consummate the Transaction and to pay all fees and expenses owing in connection therewith.

                  (d) On or prior to the Initial Borrowing Date, the Borrower shall have issued at least $10,000,000 of Senior Exchangeable Preferred Stock to the Seller pursuant to the Senior Exchangeable Preferred Stock Documents.

                  On or prior to the Initial Borrowing Date, the Banks shall have received true and correct copies of the Senior Exchangeable Preferred Stock Documents, the Junior Preferred Stock Documents and all agreements relating to the issuance of the Common Stock (certified as such by an appropriate officer of the Borrower), and all of the terms and conditions thereof shall be in form and substance satisfactory to the Administrative Agent and the Required Banks. All of the Senior Exchangeable Preferred Stock Documents, the Junior Preferred Stock Documents and all agreements relating to the issuance of the Common Stock shall have been duly executed and delivered by the parties thereto, shall be in full force and effect and each of the conditions precedent to the obligations of the parties to effectuate the issuance of the Common Stock , the Senior Exchangeable Preferred Stock and the Junior Preferred Stock as set forth therein shall have been satisfied, or waived, all to the satisfaction of the Administrative Agent, and concurrently with the making of the Term Loans on the Initial Borrowing Date, the Common Stock, the Senior Exchangeable Preferred Stock and the Junior Preferred Stock shall have been issued in accordance with such documents and all applicable laws, rules and regulations.

                  5.11 Senior Notes Issuance. On or prior to the Initial Borrowing Date, the Borrower shall have received at least $100,000,000 of gross proceeds from the issuance of long-term senior notes (the "Senior Notes").

                  5.12 Fees. On the Initial Borrowing Date, the Borrower shall have paid to the Administrative Agent and the Banks all Fees and expenses (including, without limitation, reasonable fees and expenses of counsel) agreed upon by such parties to be paid on or prior to such date.

                  5.13 Subsidiary Guaranty. On the Initial Borrowing Date, each Subsidiary Guarantor shall have duly authorized, executed and delivered a Guaranty in the form of Exhibit G (as modified, amended or supplemented from time to time in accordance with the terms hereof and thereof, the "Subsidiary Guaranty"), and the Subsidiary Guaranty shall be in full force and effect.

                  5.14 Security Documents. (a) On the Initial Borrowing Date, the Borrower and each Subsidiary Guarantor shall have duly authorized, executed and delivered a Pledge Agreement in the form of Exhibit H (as modified, amended or supplemented from time to time in accordance with the terms hereof and thereof, the "Pledge Agreement") and each such Credit Party shall have delivered to the Collateral Agent, as pledgee thereunder, all of the certificates representing the Pledged Securities referred to therein and owned by such Credit Party on the Initial Borrowing Date, endorsed in blank (in the case of promissory notes) or accompanied by executed and undated stock powers (in the case of capital stock), and the Pledge Agreement shall be in full force and effect.

                  (b) On the Initial Borrowing Date, the Borrower and each Subsidiary Guarantor shall have duly authorized, executed and delivered a Security Agreement in the form of Exhibit I (as modified, supplemented or amended from time to time in accordance with the terms hereof and thereof, the "Security Agreement") covering all of such Credit Party's present and future Security Agreement Collateral, in each case together with:

         (i) executed copies of Financing Statements (Form UCC-1) in appropriate form for filing under the UCC of each jurisdiction as may be necessary to perfect the security interests purported to be created by the Security Agreement;

         (ii) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, each of recent date listing all effective financing statements that name each Credit Party as debtor and that are filed in the jurisdictions referred to in clause (i) above, together with copies of such other financing statements that name any Credit Party as debtor (none of which shall cover the Collateral except (x) those with respect to which appropriate termination statements executed by the secured lender thereunder have been delivered to the Administrative Agent and (y) to the extent evidencing Permitted Liens);

         (iii) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Security Agreement (including, without limitation, filings and registrations with respect to copyrights, patents and trademarks); and

         (iv) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken; and

the Security Agreement shall be in full force and effect.

                  5.15 Mortgages. On the Initial Borrowing Date, the Borrower will, or will cause its respective Subsidiary to, deliver to the Collateral Agent (i) fully executed counterparts of deeds of trust, mortgages and similar documents in each case in form and substance satisfactory to the Collateral Agent (each a "Mortgage" and, collectively, the "Mortgages") covering all of the Mortgaged Properties, and counterparts of such Mortgages shall have been duly recorded in all places to the extent necessary or, in the judgment of the Collateral Agent, desirable, effectively to create a valid and enforceable first priority mortgage Lien, subject only to Permitted Encumbrances, on each such Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desirable under local law) for the benefit of the Banks, (ii) mortgage title insurance policies issued by title insurers reasonably satisfactory to the Collateral Agent (the "Mortgage Policies") in amounts reasonably satisfactory to the Collateral Agent and assuring the Collateral Agent that the Mortgages in respect of the Mortgaged Properties are valid and enforceable first priority mortgage Liens on the respective Mortgaged Properties free and clear of all defects and encumbrances except Permitted Encumbrances, and such Mortgage Policies shall be in form and substance reasonably satisfactory to the Collateral Agent and shall include an endorsement, and for mechanic liens and for any other manner that the Collateral Agent in its discretion may reasonably request and (iii) such opinions of counsel as the Collateral Agent may reasonably request in connection with such Mortgages, which opinions of counsel shall be in form and substance satisfactory to the Collateral Agent.

                  5.16 Solvency. On the Initial Borrowing Date, the Borrower shall have delivered to the Administrative Agent a solvency certificate in the form of Exhibit J, addressed to the Administrative Agent and each of the Banks and dated the Initial Borrowing Date, from the chief financial officer of the Borrower.

                  5.17 Insurance Policies; Bonding Requirements. On the Initial Borrowing Date, the Collateral Agent shall have received evidence of insurance and performance bonding complying with the requirements of Section 7.03 for the business and properties of the Borrower and its Subsidiaries, in form and substance satisfactory to the Administrative Agent and, with respect to all casualty insurance, naming the Collateral Agent as an additional insured and loss payee.

                  5.18 Refinanced Agreements. (i) On the Initial Borrowing Date, the commitments under each Refinanced Agreement shall have been terminated, all loans thereunder shall have been repaid in full, together with interest thereon (including, without limitation, any prepayment premium), all letters of credit issued thereunder shall have been terminated or secured by a support letter of credit issued hereunder and all other amounts owing pursuant to each Refinanced Agreement shall have been repaid in full, and the Administrative Agent shall have received evidence in form, scope and substance satisfactory to the Administrative Agent that the matters set forth in this Section 5.18 have been satisfied at such time.

                  (ii) On the Initial Borrowing Date, the creditors under each Refinanced Agreement shall have terminated and released all applicable Liens on the capital stock of, and assets owned by, the Borrower and its Subsidiaries, and the Administrative Agent shall have received all such releases as may have been requested by the Administrative Agent, which releases shall be in form and substance satisfactory to the Administrative Agent.

                  5.19 Notice of Borrowing; Letter of Credit Request. (a) Prior to the making of each Loan (excluding Swingline Loans), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a). Prior to the making of any Swingline Loan, BTCo shall have received the notice required by Section 1.03(b)(i).

                  (b) Prior to the issuance of each Letter of Credit, the respective Letter of Credit Issuer shall have received a Letter of Credit Request meeting the requirements of Section 2.03.

                  5.20 Projections. On or prior to the Initial Borrowing Date, there shall have been delivered to the Administrative Agent detailed projected consolidated financial statements of the Borrower and its Subsidiaries certified by the Chief Financial Officer of the Borrower for the period from June 30, 1998 to June 30, 2003 (the "Projections"), which Projections (x) shall reflect the forecasted consolidated income statements, balance sheets and cash flow (including all relevant assumptions in connection therewith) of the Borrower and its Subsidiaries after giving affect to the

Transaction and the related financing thereof and the other transactions contemplated hereby and (y) shall be satisfactory in form and substance to the Administrative Agent.

                  The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Borrower to the Administrative Agent and each of the Banks that all of the applicable conditions specified above exist as of that time. All of the certificates, legal opinions and other documents and papers referred to in this Section 5, unless otherwise specified, shall be delivered to the Administrative Agent at its Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts or copies for each of the Banks and shall be satisfactory in form and substance to the Administrative Agent.

                  SECTION 6. Representations, Warranties and Agreements. In order to induce the Banks to enter into this Agreement and to make the Loans and issue and/or participate in Letters of Credit provided for herein, the Borrower makes the following representations and warranties to, and agreements with, the Banks, in each case after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance and/or participation in Letters of Credit (with the making of each Credit Event thereafter being deemed to constitute a representation and warranty that the matters specified in this Section 6 are true and correct in all material respects on and as of the date of each such Credit Event unless such representation and warranty expressly indicates that it is being made as of any specific date, in which case such representation and warranty shall be true and correct in all material respects as of such specific date):

                  6.01 Corporate Status. Each of the Borrower and each of its Subsidiaries (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization and has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and (ii) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

                  6.02 Corporate Power and Authority. Each Credit Party has the corporate power and authority to execute, deliver and carry out the terms and provisions of the Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of the Documents to which it is a party. Each Credit Party has duly executed and delivered each Document to which it is a party and each such Document constitutes the legal, valid and binding obligation of such Person enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

                  6.03 No Violation. Neither the execution, delivery and performance by any Credit Party of the Documents to which it is a party nor compliance by it with the terms and provisions thereof, nor the consummation of the transactions contemplated therein, (i) will contravene any applicable provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with, or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of, any material indenture, mortgage, deed of trust, agreement or other instrument to which the Borrower or any of its Subsidiaries is a party or by which it or any of its material property or assets are bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation or by-laws (or equivalent organizational documents) of the Borrower or any of its Subsidiaries.

                  6.04 Litigation. There are no actions, suits or proceedings pending or threatened with respect to the Borrower or any of its Subsidiaries
(i) that could reasonably be expected to have a Material Adverse Effect or (ii) that could reasonably be expected to have a material adverse effect on (a) the rights or remedies of the Banks or on the ability of any Credit Party to perform its obligations to them hereunder and under the other Credit Documents to which it is a party or (b) the ability to consummate the Transaction.

                  6.05 Use of Proceeds; Margin Regulations. (a) The proceeds of all Term Loans shall be utilized (i) to effect the Transaction and (ii) to pay certain fees and expenses relating to the Transaction.

                  (b) The proceeds of all Revolving Loans and the proceeds of all Swingline Loans shall be used for the general corporate and working capital and capital expenditure purposes of the Borrower and its Subsidiaries; provided that no more than $2,000,000 of Revolving Loans may be borrowed on the Initial Borrowing Date to be used for the purposes described in clause (a) above.

                  (c) Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. At no time shall the value (as determined in accordance with Regulation
U) of Margin Stock owned by the Borrower and its Subsidiaries exceed 25% of the value (as determined in accordance with Section 221.2(g)(2) of Regulation U) of the assets of the Borrower and its Subsidiaries taken as a whole.

                  6.06 Governmental Approvals. Except for filings and recordings in connection with the Security Documents that have been or will be made, no material order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Document or (ii) the legality, validity, binding effect or enforceability of any Document.

                  6.07 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  6.08 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  6.09 True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to the Administrative Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated herein is true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided. There is no fact known to the Borrower which would be reasonably likely to have a Material Adverse Effect which has not been disclosed herein or in such other documents, certificates and statements furnished to the Banks for use in connection with the transactions contemplated hereby.

                  6.10 Financial Condition; Financial Statements. (a) On and as of the Initial Borrowing Date, on a pro forma basis after giving effect to the Transaction and to all Indebtedness incurred, and to be incurred, and Liens created, and to be created, by each Credit Party in connection therewith, (x) the sum of the assets, at a fair valuation, of the Borrower and its Subsidiaries taken as a whole will exceed its debts, (y) the Borrower and its Subsidiaries taken as a whole will not have incurred or intended to, or believe that they will, incur debts beyond their ability to pay such debts as such debts mature and (z) the Borrower and its Subsidiaries taken as a whole will not have unreasonably small capital with which to conduct its business. For purposes of this Section 6.10 (a), "debt" means any liability on a claim, and "claim" means
(i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

                  (b) (i) The consolidated balance sheet of the Borrower at June 30, 1997 and the related consolidated statements of operations and cash flows of the Borrower for the fiscal year ended as of said date, which have been audited by KPMG, independent certified public accountants, who delivered an unqualified audit opinion in respect therewith and (ii) the pro forma consolidated balance sheet of the Borrower as of March 31, 1998, copies of which have heretofore been furnished to each Bank, present fairly the consolidated financial position of the Borrower at the dates of said statements and the results for the period covered thereby (or, in the case of the pro forma balance sheet, presents a good faith estimate of the consolidated pro forma financial condition of the Borrower (after giving effect to the Transaction and the related financing thereof) at the date thereof) in accordance with GAAP (except, in the case of the pro forma balance sheet, to the extent provided therein), except to the extent provided in the notes to said financial statements and, in the case of the balance sheet as of March 31, 1998, subject to normal year end adjustments. All such financial statements (other than the aforesaid pro forma balance sheets) have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements.

                  (c) Since June 30, 1997, and after giving effect to the Transaction, nothing has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

                  (d) The Projections and pro forma financial information contained in such materials are based on good faith estimates and assumptions believed by such Persons to be reasonable at the time made, it being recognized by the Banks that such Projections as to future events and pro forma adjustments are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results or pro forma adjustments and that such differences may be material. On the Initial Borrowing Date, the Borrower believed that the Projections were reasonable and attainable.

                  (e) Except as reflected in the financial statements and the notes thereto described in Section 6.10(b), there were as of the Initial Borrowing Date no liabilities or obligations with respect to the Borrower or any of its Subsidiaries of a nature (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to the Borrower and its Subsidiaries taken as a whole.

                  6.11 Security Interests. On and after the Initial Borrowing Date, each of the Security Documents create (or after the execution and delivery thereof, will create), as security for the Obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto, superior to and prior to the rights of all third Persons and subject to no other Liens (except (x) to the extent expressly set forth in the Security Documents, (y) that the Collateral may be subject to the security interests evidenced by Permitted Liens relating thereto and (z) that the Mortgaged Properties also may be subject to Permitted Encumbrances relating thereto), in favor of the Collateral Agent for the benefit of the Collateral Agent. No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document (other than the Pledge Agreement) which shall have been made upon or prior to (or are the subject of arrangements, satisfactory to the Administrative Agent, for filing on or promptly after the date of, as set forth in Sections 5.14 and 5.15) the execution and delivery thereof.

                  6.12 Representations and Warranties in Documents. All representations and warranties of the Credit Parties and, to the best knowledge of the Borrower, of all other Persons party thereto, set forth in the Documents were true and correct in all material respects as of the time such representations and warranties were made and shall be true and correct in all material respects as of the Initial Borrowing Date as if such representations and warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

                  6.13 Consummation of Transaction. As of the Initial Borrowing Date, the Transaction shall have been consummated in accordance with the terms and conditions of the Transaction Documents and all applicable laws. All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the consummation of the Transaction. As of the Initial Borrowing Date, there does not exist any judgment, order, or injunction prohibiting the consummation of the Transaction, or the making of the Loans or the performance by any Credit Party of its respective obligations under the Documents.

                  6.14 Tax Returns and Payments. Each of the Borrower and each of its Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid, or properly accrued in accordance with GAAP, all material taxes and assessments payable by it which have become due, other than those not yet delinquent and those contested in good faith and for which adequate reserves have been established in accordance with GAAP. The Borrower and each of its Subsidiaries have paid, or have provided adequate reserves (in the good faith judgment of the management of the Borrower) for the payment of, all federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof. There is no action, suit, proceeding, investigation, audit or claim now pending or, to the best knowledge of the Borrower, threatened by any authority regarding any taxes relating to the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect .

                  6.15 Compliance with ERISA. (a) Each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including without limitation, ERISA and the Code; with respect to each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code, such Plan has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code or the Borrower intends to apply for such a determination letter within the time period prescribed for submitting such application, and the Borrower has not been notified of, and the Borrower does not know of any condition or circumstance that has resulted or would be likely to result, in the rejection of such an application or the failure to issue such a favorable determination letter; no Reportable Event has occurred; no Plan has an Unfunded Current Liability; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of
Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan have been timely made; neither the Borrower, nor any Subsidiary of the Borrower nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064 or 4069 of ERISA or Section
401(a)(29), 4971 or 4975 of the Code or reasonably expects to incur any such liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate of incurring a material liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or investment of assets of any Plans (other than routine claims for benefits) is pending, expected or threatened; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower, any of its Subsidiaries, or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and
Section 4980B of the Code except to the
extent that any failure to comply would not result in a material liability to the Borrower, any of its Subsidiaries or any ERISA Affiliate; no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate exists or is reasonably likely to arise on account of any Plan; and the Borrower and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan the obligations with respect to which could reasonably be expected to have a Material Adverse Effect;

                  (b) As of the date of this Agreement and to the knowledge of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate, each Multiemployer Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including without limitation, ERISA and the Code; each Multiemployer Plan (and each related trust, if any) has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred; no Multiemployer Plan is insolvent or in reorganization; no Multiemployer Plan has an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; no proceedings have been instituted to terminate or appoint a trustee to administer any Multiemployer Plan.

                  (c) As of the date of this Agreement, the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate, as applicable, has timely made all contributions required to be made with respect to each Multiemployer Plan; neither the Borrower, nor any Subsidiary of the Borrower nor any ERISA Affiliate has incurred any material liability to or on account of any Multiemployer Plan pursuant to Section 409, 502(i), 502(l), 515, 4201, 4204, or 4212 of ERISA or Section 4971 or 4975 of the Code or reasonably expects to incur any such liability under any of the foregoing sections with respect to any Multiemployer Plan with respect to any action taken by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate; no condition exists which presents a material risk to the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate of incurring a material liability to or on account of a Multiemployer Plan pursuant to the foregoing provisions of ERISA and the Code; using actuarial assumptions and computation methods consistent with Part 1 of Subtitle E of Title IV of ERISA, the aggregate liabilities of the Borrower and its Subsidiaries and its ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan ended prior to the date hereof, would not have a Material Adverse Effect; no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate exists on account of any Multiemployer Plan.

                  6.16 Subsidiaries; Subsidiary Restrictions. (a) Annex III lists each Subsidiary of the Borrower (and the direct and indirect ownership interest of the Borrower therein), in each case existing on the Initial Borrowing Date.

                  (b) There are no restrictions on the Borrower or any of its Subsidiaries which prohibit or otherwise restrict the transfer of cash or other assets from any Subsidiary of the Borrower to the Borrower, other than prohibitions or restrictions existing under or by reason of (i) this Agreement and the other Credit Documents, (ii) the Senior Notes Documents, (iii) applicable law, (iv) customary non-assignment provisions entered into in the ordinary course of business and consistent with past practices, (v) any restriction or encumbrance with respect to a Subsidiary of the Borrower imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the capital stock or assets of such Subsidiary, so long as such sale or disposition is permitted under this Agreement, and (vi) any documents or instruments governing the terms of any Indebtedness or other obligations secured by Permitted Liens, provided that such prohibitions or restrictions apply only to the assets subject to such Permitted Liens.

                  6.17 Patents, etc. The Borrower and each of its Subsidiaries have obtained all material patents, trademarks, service marks, trade names, copyrights and licenses, free from materially burdensome restrictions, that are used for the operation of their businesses taken as a whole as presently conducted.

                  6.18 Pollution and Other Regulations. (a) Each of the Borrower and each of its Subsidiaries is in compliance with all applicable Environmental Laws governing its business for which failure to comply is likely to have a Material Adverse Effect, and neither the Borrower nor any of its Subsidiaries is liable for any material penalties, fines or forfeitures for failure to comply with any of the foregoing in the manner set forth above. All licenses, permits, registrations or approvals required for the business of the Borrower and each of its Subsidiaries, as conducted as of the Initial Borrowing Date, under any Environmental Law have been secured and each of the Borrower and each of its Subsidiaries is in substantial compliance therewith, except such licenses, permits, registrations or approvals the failure to secure or to comply therewith is not likely to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is in any respect in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction, or decree to which the Borrower or such Subsidiary is a party or which would affect the ability of the Borrower or such Subsidiary to conduct its business and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would constitute noncompliance, breach of or default thereunder, except in each such case, such noncompliance, breaches or defaults as are not likely to, in the aggregate, have a Material Adverse Effect. There are as of the Initial Borrowing Date no Environmental Claims pending or, to the best knowledge of the Borrower, threatened, against the Borrower or any of its Subsidiaries, or which
(a) question the validity, term or entitlement of the Borrower or any of its Subsidiaries for any permit, license, order or registration required for the operation of any facility which the Borrower or any of its Subsidiaries currently operates and (b) wherein an unfavorable decision, ruling or finding would be reasonably likely to have a Material Adverse Effect. There are no facts, circumstances, conditions or occurrences on any Real Property at any time owned or operated by the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, on any property adjacent to any such Real Property that could reasonably be expected (i) to form the basis of an Environmental Claim against the Borrower, any of its Subsidiaries or any currently owned or operated Real Property of the Borrower or any of its Subsidiaries, or (ii) (a) to cause any such Real Property currently owned or operated to be subject to any restrictions on the occupancy or use of such Real Property under any Environmental Law or (b) to cause any such owned Real Property to be subject to any restrictions on the ownership or transferability of such owned Real Property under any

Environmental Law, except in each such case, such Environmental Claims or restrictions that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect.

                  (b) Hazardous Materials have not at any time been (i) generated, used, treated or stored on, or transported to or from, any Real Property of the Borrower or any of its Subsidiaries or (ii) released on any such Real Property, in each case where such occurrence or event individually or in the aggregate is reasonably likely to have a Material Adverse Effect.

                  6.19 Properties. The Borrower and each of its Subsidiaries have good title to all material properties owned by them, free and clear of all Liens, other than (i) as referred to in the consolidated balance sheet referred to in Section 6.10(b) or in the notes thereto or (ii) Permitted Liens. Annex IV contains a true and complete list of each Real Property owned or leased by the Borrower or any of its Subsidiaries on the Initial Borrowing Date and the type of interest therein held by the Borrower or the respective Subsidiary.

                  6.20 Labor Relations. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the Borrower or any Subsidiary of the Borrower or, to the Borrower's knowledge, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any Subsidiary of the Borrower or, to the Borrower's knowledge, threatened against any of them, (ii) no strike, labor dispute, work slowdown or stoppage pending against the Borrower or any Subsidiary of the Borrower or, to the Borrower's knowledge, threatened against any of them and
(iii) no union representation petition existing with respect to the employees of the Borrower or any Subsidiary of the Borrower and no union organizing activities are taking place, except with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate, such as is not reasonably likely to have a Material Adverse Effect.

                  6.21 Existing Indebtedness. Annex V sets forth a true and complete list of all Indebtedness of the Borrower and each of its Subsidiaries as of the Initial Borrowing Date and which is to remain outstanding after giving effect to the Transaction (excluding the Loans, the Letters of Credit and the Senior Notes, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower (or issuer) and any other entity which directly or indirectly guaranteed such debt.

                  6.22 Capitalization. On the Initial Borrowing Date and after giving effect to the Transaction and the other transactions contemplated hereby, the authorized capital stock of the Borrower shall consist of (w) $5,000,000 shares of Common Stock, $0.1 par value per share, of which $1,000,000 shares shall be issued and outstanding, (x) $25,000 shares of Series A Junior Preferred Stock, $0.1 par value per share, of which 10,851.91948 shares shall be issued and outstanding, (y) 50,000 shares of Series B Junior Preferred Stock, $0.1 par value per share of which 18,148.08452 shares shall be issued and outstanding and
(z) 10,000 shares of Senior Exchangeable Preferred Stock, $.01 par value per share of which 10,000 shares shall be issued and outstanding. All such outstanding shares have been duly and validly issued, are fully paid and nonassessable and are free of preemptive rights. Neither the Borrower nor any of its Subsidiaries has outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments, puts or claims of any character relating to, its capital stock.

                  6.23 Year 2000 Representation. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the Borrower's computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Borrower's and its Subsidiaries' systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by January 1, 1999. The cost to the Borrower of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower (including, without limitation, reprogramming errors and the failure of others' systems or equipment) could not reasonably be expected to have a material adverse effect on the ability of the Credit Parties to perform their respective obligations to the Agents and the Banks or could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

                  SECTION 7. Affirmative Covenants. The Borrower covenants and agrees that as of the Effective Date and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Letters of Credit or Notes are outstanding and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations (other than indemnities described in Section 12.13 hereof which are not then due and payable) incurred hereunder, are paid in full:

                  7.01 Information Covenants. The Borrower will furnish to each
Bank:

                  (a) Annual Financial Statements. Within 90 days after the close of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries, as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year, in each case setting forth comparative consolidated figures for the preceding fiscal year, and in the case of the consolidated financial statements, examined by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit or as to the status of the Borrower or any of its Subsidiaries as a going concern, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Borrower, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

                  (b) Quarterly Financial Statements. As soon as available and in any event within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries, as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, and in each case setting forth comparative consolidated figures for the related periods in the prior fiscal year, all of which shall be certified by the chief financial officer or controller of the Borrower, subject to changes resulting from audit and normal year-end audit adjustments.

                  (c) Monthly Reports. As soon as practicable, and in any event within 30 days after the end of each monthly accounting period of each fiscal year of the Borrower (other than the last monthly accounting period in such fiscal year), monthly reports in a form reasonably satisfactory to the Administrative Agent, which shall include the consolidated balance sheet of the Borrower and its Subsidiaries, as at the end of such monthly accounting period, and the related consolidated statements of income and retained earnings and cash flow for such monthly accounting period, setting forth comparative figures for the corresponding period of the previous year.

                  (d) Budgets; etc. Not more than 60 days after the commencement of each fiscal year of the Borrower, a budget of the Borrower and its Subsidiaries in reasonable detail for each of the twelve months of such fiscal year. Together with each delivery of consolidated financial statements pursuant to Sections 7.01(a), (b) and (c), a comparison of the current year to date financial results against the budgets required to be submitted pursuant to this clause (d) shall be presented.

                  (e) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections 7.01(a) (b) and (c), a certificate of the chief financial officer, controller or other Authorized Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate, in the case of the certificate delivered pursuant to
(x) Sections 7.01(a) and (b), shall set forth the calculations required to establish whether the Borrower and its Subsidiaries were in compliance with the provisions of Sections 8.05, 8.08(a) (but only to the extent the Borrower has made payments of the type described in clause (ii) thereof in such fiscal quarter or year), 8.10, and 8.11 as at the end of such fiscal quarter or year, as the case may be, (y) Section 7.01(a), shall set forth the calculation of the ECF Prepayment Amount, if any and (z) Section 7.01(c), shall set forth the calculation of the Leverage Ratio, together with the calculations required to establish such ratio.

                  (f) Notice of Default or Litigation. Promptly, and in any event within three Business Days after the Borrower obtains knowledge thereof, notice of (x) the occurrence of any event which constitutes a Default or an Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto or (y) the commencement of or any significant development in any litigation or governmental proceeding pending against the Borrower or any of its Subsidiaries which is likely to have a Material Adverse Effect or is likely to have a material adverse effect on the ability of the Borrower or any other Credit Party to perform its obligations hereunder or under any other Credit Document.

                  (g) Auditors' Reports. Promptly upon receipt thereof, a copy of each final report or "management letter" submitted to the Borrower by its independent accountants in connection with any annual, interim or special audit made by it of the books of the Borrower.

                  (h) Other Information. From time to time, such other information or documents (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of the Required Banks may reasonably request from time to time.

                  7.02 Books, Records and Inspections; Bank Meetings. (a) The Borrower will, and will cause each of its Subsidiaries to, permit, upon reasonable notice to the chief financial officer, controller or any other Authorized Officer of the Borrower, (x) officers and designated representatives of the Administrative Agent or the Required Banks to visit and inspect any of the properties or assets of the Borrower or any of its Subsidiaries in whomsoever's possession, and to examine the books of account of the Borrower or any of its Subsidiaries and discuss the affairs, finances and accounts of the Borrower or of any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or the Required Banks may desire and (y) not more than once per year (and at any time during the occurrence of a Default or an Event of Default) the Administrative Agent, or a third party designated by the Administrative Agent, to conduct, at the Borrower's expense, an audit of the accounts receivable and inventories of the Borrower and its Subsidiaries at such times as the Administrative Agent shall reasonably require.

                  (b) At the request of the Administrative Agent, the Borrower shall within 120 days after the close of each fiscal year of the Borrower hold a meeting at a time and place selected by the Borrower and acceptable to the Administrative Agent with all of the Banks at which meeting shall be reviewed the financial results of the previous fiscal year and the financial condition of the Borrower and its Subsidiaries and the budgets presented for the current fiscal year of the Borrower and its Subsidiaries.

                  7.03 Maintenance of Property; Insurance; Bonding. (a) The Borrower will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance (including builder's risk insurance) in such amounts, covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with normal industry practice. At any time that insurance at the levels described in Annex VI is not being maintained by the Borrower and its Subsidiaries, the Borrower will notify the Banks in writing thereof and, if thereafter notified by the Administrative Agent to do so, the Borrower will, and will cause each of its Subsidiaries to, obtain insurance at such levels at least equal to those set forth in Annex VI to the extent then generally available, or otherwise as are acceptable to the Administrative Agent. The Borrower will, and will cause each of its Subsidiaries to, furnish on the Initial Borrowing Date and annually thereafter to the Administrative Agent, upon its request, a summary of the insurance carried together with certificates of insurance and other evidence of such insurance, if any, naming the Collateral Agent as an additional insured and/or loss payee.

                  (b) The Borrower shall obtain and maintain surety bonds necessary to comply with its bonding requirement under its subcontracts on the Effective Date, and shall have satisfactory arrangements for obtaining surety bonds for its future subcontracts.

                  7.04 Payment of Taxes. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien not otherwise permitted pursuant to Section 8.03(a) or charge upon any properties of the Borrower or any of its Subsidiaries, provided that neither the Borrower nor any Subsidiary of the Borrower shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves (in the good faith judgment of the management of the Borrower) with respect thereto in accordance with GAAP.

                  7.05 Corporate Franchises. The Borrower will do, and will cause each of its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence, material rights and authority, provided that any transaction permitted by Section 8.02 will not constitute a breach of this Section 7.05.

                  7.06 Compliance with Statutes, etc. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes (including, without limitation, all applicable Environmental Laws), regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property except for such non-compliance which would not have a Material Adverse Effect or would not have a material adverse effect on the ability of any Credit Party to perform its obligations under any Credit Document to which it is party.

                  7.07 ERISA. As soon as possible and, in any event, within 10 days after the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the Borrower will deliver to each of the Banks a certificate of the chief financial officer or any vice president of the Borrower setting forth the full details as to such occurrence and the action, if any, which the Borrower, a Subsidiary or an ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC or any other governmental agency, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred (except to the extent that the Borrower has previously delivered to the Banks a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency within the meaning of
Section 412 of the Code or Section 302 of ERISA has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA, with respect to a Plan; that any contribution required to be made with respect to a Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan which is not a Multiemployer Plan has an Unfunded Current Liability; that proceedings have been or are reasonably expected to be instituted to terminate a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the Borrower, any Subsidiary of the

Borrower or any ERISA Affiliate will or may incur any liability to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or any material liability with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409, 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that the Borrower or any Subsidiary of the Borrower may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(l) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan other than any Plan subject to Title IV of ERISA and/or Section 412 of the Code. The Borrower will deliver to each of the Banks copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. The Borrower will also deliver to the Banks a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan which is not a Multiemployer Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of annual reports and any records documents or other information required to be furnished to the PBGC or any other governmental agency and any material notices received by the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate with respect to a Plan shall be delivered to the Banks no later than 10 days after the date such report has been filed with the Internal Revenue Service or such records, documents and/or information has been furnished to the PBGC or any other governmental agency or such notice has been received by the Borrower and copies of any material notices received by any Subsidiary of the Borrower or any ERISA Affiliate shall be delivered to the Banks no later than 30 days after the date such notice has been received by such Subsidiary or ERISA Affiliate.

                  7.08 Good Repair. The Borrower will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment used or useful in its business in whomsoever's possession they may be, are kept, in all material respects, in good repair, working order and condition, normal wear and tear excepted, and, subject to Section 8.05, that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner useful or customary for companies in similar businesses.

                  7.09 End of Fiscal Years; Fiscal Quarters. The Borrower will, for financial reporting and tax purposes, cause (i) each of its, and each of its Subsidiaries' fiscal years to end on June 30 of each year and (ii) each of its, and each of its Subsidiaries' fiscal quarters to end on September 30, December 31, March 31 and June 30 of each year.

                  7.10 Use of Proceeds. All proceeds of the Loans shall be used as provided in Section 6.05.

                  7.11 Additional Security; Further Assurances. (a) The Borrower will, and will cause each of its Subsidiaries to, at the request of the Administrative Agent, grant to the Collateral Agent security interests and mortgages (each an "Additional Mortgage") in such owned Real

Property of the Borrower and its Subsidiaries with a fair market value equal to or higher than $1,500,000 acquired after the Effective Date. Such Additional Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and shall constitute valid and enforceable Liens superior to and prior to the rights of all third Persons and subject to no other Liens except as are permitted by Section 8.03. The Additional Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Mortgages and all taxes, fees and other charges payable in connection therewith shall have been paid in full by the Borrower.

                  (b) The Borrower will, and will cause each of its Subsidiaries to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. Furthermore, the Borrower will cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be requested by the Administrative Agent to assure themselves that this Section 7.11 has been complied with.

                  (c) The Borrower agrees that each action required by clauses
(a) and (b) above in this Section 7.11 shall be completed as soon as possible, but in no event later than 90 days after such action is requested to be taken by the Administrative Agent or the Required Banks, provided that in no event shall the Borrower be required to take any action, other than using its reasonable commercial efforts without any material expenditure, to obtain consents from third parties with respect to its compliance with such clauses (a) and (b).

                  (d) In the event that the Administrative Agent or the Required Banks at any time after the Effective Date determine in its or their good faith discretion that real estate appraisals satisfying the requirements of FIRREA (any such appraisal a "Required Appraisal") are or were required to be obtained, or should be obtained, in connection with the Mortgaged Properties, then, within 120 days after receiving written notice thereof from the Administrative Agent or the Required Banks, as the case may be, such Required Appraisal shall be delivered, at the expense of the Borrower, to the Administrative Agent which Required Appraisal, and the respective appraiser, shall be satisfactory to the Administrative Agent.

                  7.12 Compliance with Environmental Laws. The Borrower will comply, and will cause each of its Subsidiaries to comply, in all material respects with all Environmental Laws applicable to the ownership, lease or use of its Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries for which failure to comply is likely to have a Material Adverse Effect, will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will either keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws or will promptly discharge and/or satisfy such Liens. Neither the Borrower nor any of its Subsidiaries will generate, use, treat, store on, or transport to or from, or permit the generation, use, treatment, storage on, or transportation to or from, of Hazardous Materials on any Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, in each case where such occurrence or event individually or in the aggregate is reasonably likely to have a Material Adverse Effect.

                  SECTION 8. Negative Covenants. The Borrower covenants and agrees that as of the Effective Date and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Letters of Credit or Notes are outstanding and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations (other than indemnities described in Section 12.13 which are not then due and payable) incurred hereunder, are paid in full:

                  8.01 Changes in Business. The Borrower will not, and will not permit any of its Subsidiaries to, materially alter the character of the business of the Borrower and its Subsidiaries from that conducted on the Initial Borrowing Date (after giving effect to the consummation of the Transaction), provided that this Section 8.01 shall not restrict the making of any investment expressly permitted by Section 8.06 or the consummation of any transaction expressly permitted by Section 8.02.

                  8.02 Consolidation, Merger, Sale or Purchase of Assets, etc. The Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, or sell or otherwise dispose of all or any part of its property or assets (other than inventory or obsolete equipment or excess equipment no longer needed in the conduct of the business in the ordinary course of business) or purchase, lease or otherwise acquire all or any part of the property or assets of any Person (other than leases, purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business), or agree to do any of the foregoing at any future time, except that the following shall be permitted:

                  (a) any Wholly-Owned Subsidiary of the Borrower may be merged or consolidated with or into, or be liquidated into, the Borrower or a Subsidiary Guarantor that is a Wholly-Owned Domestic Subsidiary of the Borrower (so long as the Borrower or such Subsidiary Guarantor, as the case may be, is the surviving corporation), or all or any part of the business, properties or assets of any Wholly-Owned Subsidiary of the Borrower may be conveyed, leased, sold or transferred to the Borrower or any Subsidiary Guarantor that is a Wholly-Owned Domestic Subsidiary of the Borrower;

                  (b) Consolidated Capital Expenditures to the extent within the limitations set forth in Section 8.05;

                  (c) the investments, acquisitions and transfers or dispositions of properties permitted pursuant to Section 8.06;

                  (d) the Borrower and its Subsidiaries may lease (as lessee) real or personal property in the ordinary course of business (so long as such lease does not create a Capitalized Lease Obligation not otherwise permitted by Section 8.04(d));

                  (e) licenses or sublicenses by the Borrower and its Subsidiaries of software, customer lists, trademarks, service marks, patents, trade names and copyrights and other intellectual property in the ordinary course of business, provided, that such licenses or sublicenses shall not interfere with the business of the Borrower or any such Subsidiary;

                  (f) other sales or dispositions of assets in the ordinary course of business which shall include dispositions of equipment in the ordinary course of business (other than assets disposed of in connection with a Recovery Event), provided that (x) the aggregate Net Cash Proceeds received from all such sales and dispositions shall not exceed $2,500,000 in any fiscal year of the Borrower, (y) each such sale shall be in an amount at least equal to the fair market value thereof (as determined in good faith by the Borrower) and for proceeds consisting solely of not less than (A) 75% cash and (B) seller indebtedness evidenced by promissory notes, which promissory notes shall be pledged and delivered to the Collateral Agent pursuant to the Pledge Agreement, and (z) the Net Cash Proceeds of any such sale are applied to repay the Loans to the extent required by Section 4.02(A)(c), and, provided further, that the sale or disposition of the capital stock of (i) any Subsidiary Guarantor shall be prohibited and
         (ii) any other Subsidiary of the Borrower shall be prohibited unless it is for all of the outstanding capital stock of such Subsidiary owned by the Borrower and its Subsidiaries;

                  (g) other sales or dispositions of assets (or similar transactions) in each case to the extent the Required Banks have consented in writing thereto and subject to such conditions as may be set forth in such consent;

                  (h) any Subsidiary of the Borrower (including any Subsidiary Guarantor so long as the assets of such Subsidiary Guarantor are transferred pursuant to Section 8.02(j)) may be liquidated into the Borrower or a Subsidiary Guarantor that is a Wholly-Owned Domestic Subsidiary of the Borrower;

                  (i) the Borrower and its Subsidiaries may, in the ordinary course of business, sell, transfer or otherwise dispose of patents, trademarks, service marks, trade names and copyrights which, in the reasonable judgment of the Borrower or such Subsidiary, are determined to be uneconomical, negligible or obsolete in the conduct of its business;

                  (j) any Subsidiary of the Borrower may transfer assets to the Borrower or to a Subsidiary Guarantor that is a Wholly-Owned Domestic Subsidiary of the Borrower so long as the security interests granted to the Collateral Agent pursuant to the Security Documents in the assets so transferred shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such transfer).

                  (k) each of the Borrower and its Subsidiaries may acquire all or substantially all of the assets of any Person (or all or substantially all of the assets of a product line or division of any Person) or 100% of the capital stock of any Person (any acquisition permitted by this clause (k), a "Permitted Acquisition"), so long as
         (i) no Default or Event of Default then exists or would result therefrom, (ii) each of the representations and warranties contained in
         Section 6 shall be true and correct in all material respects both before and after giving effect to such Permitted Acquisitions, (iii) any liens or Indebtedness assumed or issued in connection with such acquisition are otherwise permitted under Section 8.03 or 8.04 as the case may be,
         (iv) the value of all consideration paid in connection therewith (including Indebtedness assumed or incurred) for all of the Permitted Acquisitions shall not exceed $25,000,000, (v) the Borrower shall be in pro forma compliance with all financial covenants in this Agreement before and after giving effect to such Permitted Acquisitions, (vi) the Leverage Ratio (calculated on a pro forma basis after giving effect to such Permitted Acquisition) of the Borrower is 0.5x less than the Leverage Ratio required to be met for the Test period most recently ended prior to the Permitted Acquisition, and (vii) after giving effect to such Permitted Acquisition, the Total Unutilized Revolving Commitment shall not be less than $7,500,000.

To the extent the Required Banks waive the provisions of this Section 8.02 with respect to the sale or other disposition of any Collateral, or any Collateral is sold or otherwise disposed of as permitted by this Section 8.02, such Collateral (unless sold to the Borrower or a Subsidiary of the Borrower) shall be sold or otherwise disposed of free and clear of the Liens created by the Security Documents, and the Administrative Agent and Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

                  8.03 Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any such Subsidiary whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to the Borrower or any of its Subsidiaries) or assign any right to receive income, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 8.03 shall not prevent the creation, incurrence, assumption or existence of the following (with such Liens described below being herein referred to as "Permitted Liens"):

                  (a) inchoate Liens for taxes, assessments or governmental charges or rules not yet delinquent or Liens for taxes, assessments or governmental charges or rules being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Borrower) have been established;

                  (b) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' Liens, statutory landlord's Liens, and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Borrower or any such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

                  (c) Liens created by or pursuant to this Agreement and the other Credit Documents;

                  (d) Liens existing on the Initial Borrowing Date to the extent listed on Annex VII, without giving effect to any subsequent extensions or renewals thereof;

                  (e) Liens arising from judgments, decrees or attachments (or securing of appeal bonds with respect thereto) in circumstances not constituting an Event of Default under Section 9.09, so long as no cash or property (other than proceeds of insurance payable by reason of such judgments, decrees or attachments) is deposited or delivered to secure any respective judgment or award, or any appeal bond in respect thereof, the fair market value of which exceeds $3,000,000;

                  (f) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety bonds (other than appeal bonds), bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);

                  (g) leases, subleases or licenses granted to others not interfering in any material respect with the business of the Borrower or any of its Subsidiaries;

                  (h) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                  (i) Liens arising from UCC financing statements regarding leases permitted by this Agreement;

                  (j) purchase money Liens securing payables arising from the purchase by the Borrower or any of its Subsidiaries of any equipment or goods in the normal course of business, provided that such payables shall not constitute Indebtedness;

                  (k) any interest or title of a lessor under any lease permitted by this Agreement;

                  (l) Liens arising pursuant to purchase money mortgages relating to, or security interests securing Indebtedness representing, the purchase price or financing thereof of assets acquired by the Borrower or any of its Subsidiaries after the Initial Borrowing Date and Liens created pursuant to Capital Leases, provided that any such Liens attach only to the assets so acquired and that all Indebtedness secured by Liens created pursuant to this clause (l) shall not exceed the amount permitted pursuant to Section 8.04(d) at any time outstanding;

                  (m) Liens arising pursuant to Deferred Purchase Price Obligations, provided that any such Liens attach only to the assets so acquired and that all Indebtedness secured by Liens created pursuant to this clause (m) shall not exceed the amount permitted pursuant to
         Section 8.04(g) at any time outstanding;

                  (n)  Permitted Encumbrances;

                  (o) Liens securing Indebtedness not in excess of $2,500,000 at any time outstanding; and

                  (p) Liens on assets acquired in connection with a Permitted Acquisition.

                  (q) Liens arising in connection with a Permitted Joint
         Venture.

                  8.04 Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

                  (b) Indebtedness of the Borrower incurred under the Senior Notes;

                  (c) Indebtedness owing by (i) any Subsidiary Guarantor to another Subsidiary Guarantor or to the Borrower, (ii) any Subsidiary of the Borrower that is not a Subsidiary Guarantor to another Subsidiary of the Borrower that is not a Subsidiary Guarantor and (iii) the Borrower to any Subsidiary Guarantor;

                  (d) Capitalized Lease Obligations of the Borrower and its Subsidiaries incurred by the Borrower or any of its Subsidiaries after the Initial Borrowing Date and Indebtedness incurred pursuant to purchase money mortgages permitted by Section 8.03(l), provided that the aggregate amount of Indebtedness incurred pursuant to this clause
         (d) shall not exceed $5,000,000 at any time outstanding;

                  (e) Existing Indebtedness, without giving effect to any subsequent extension, renewal or refinancing thereof;

                  (f) Indebtedness under Interest Rate Agreements relating to Indebtedness otherwise permitted under this Section 8.04;

                  (g) Indebtedness incurred pursuant to Deferred Purchase Price Obligations of approximately $3,700,000 on the Initial Borrowing Date, plus additional Deferred Purchase Price Obligations in connection with Permitted Acquisitions.

                  (h) Additional Indebtedness of the Borrower and its Subsidiaries not to exceed an aggregate outstanding principal amount of $7,500,000 at any time.

                  (i) So long as no Default or Event of Default then exists or would arise therefrom, the Borrower may exchange all of the issued and outstanding Senior Exchangeable Preferred Stock for Junior Subordinated Exchange Notes in accordance with the terms of the Senior Exchangeable Preferred Stock Documents.

                  8.05 Capital Expenditures. (a) The Borrower will not, and will not permit any of its Subsidiaries to, incur Consolidated Capital Expenditures, provided that the Borrower and its Subsidiaries may make Consolidated Capital Expenditures during each fiscal period set forth below (taken as one accounting period) so long as the aggregate amount of Consolidated Capital Expenditures made under this section 8.05(a) (as may be reduced under clauses (c) and (f) below) does not exceed for any period set forth below the amount set forth opposite such period:



            Fiscal Year Ending                         Amount
            ------------------                         ------
            June 30, 1999                           $13,500,000
            June 30, 2000                           $13,500,000
            June 30, 2001                           $13,500,000
            June 30, 2002                           $14,500,000
            June 30, 2003                           $16,000,000
            June 30, 2004                           $16,500,000



                  (b) In the event that the maximum amount which is permitted to be expended in respect of Consolidated Capital Expenditures during any fiscal year of the Borrower pursuant to Section 8.05(a) (without giving effect to this clause (b)) is not fully expended during such fiscal year, the maximum amount which may be expended during the immediately succeeding fiscal year pursuant to
Section 8.05(a) shall be increased by such unutilized amount, provided that such increase shall not exceed the amount otherwise permitted by more than 25% in any fiscal year of the Borrower.

                  (c) In addition to the foregoing, during any fiscal year, up to 15% of the Consolidated Capital Expenditures which may be expended for any following fiscal year pursuant to Section 8.05(a) may be applied to the total amount of permitted Consolidated Capital Expenditures for such current year, provided that the amount of permitted Consolidated Capital Expenditures for that following year will be reduced accordingly.

                  (d) In addition to the foregoing, the Borrower and the Subsidiary Guarantors may make Consolidated Capital Expenditures to the extent such Consolidated Capital Expenditures also constitute a Reinvestment Asset with the proceeds of any Asset Sale not required to be applied to repay the Term Loans pursuant to Section 4.02(A)(c) or Permitted Acquisitions made in compliance with Section 8.02(k).

                  (e) In addition to the foregoing, the Borrower and the Subsidiary Guarantors may make Consolidated Capital Expenditures in an amount equal to the aggregate amount of the net proceeds received by the Borrower pursuant to the issuance of Junior Preferred Stock or Common Stock in accordance with Section 8.12(w).

                  (f) In addition to the foregoing, the amount of insurance proceeds received by the Borrower and its Subsidiaries from any Recovery Event may be used by the Borrower or such Subsidiary to make Consolidated Capital Expenditures to replace or restore any properties or assets in respect of which such proceeds were paid or to otherwise acquire productive assets usable in the business of the Borrower, in each case to the extent such proceeds are not required to be applied to repay Term Loans pursuant to Section 4.02(A)(g), provided that any proceeds that are so used to make Consolidated Capital Expenditures pursuant to this clause (g) are, to the extent required by Section 4.02(A)(g), used within the period of time as is set forth in the respective officer's certificate delivered pursuant to such Section 4.02(A)(g).

                  (g) Notwithstanding the foregoing, if for the fiscal year 2000 or any fiscal year thereafter the level of EBITDA actually achieved is less than the level established in the Projections for that fiscal year, the aggregate amount of Consolidated Capital Expenditures permitted under section 8.05(a) for the following fiscal year will be reduced on a dollar for dollar basis by an amount equal to the difference between the level of EBITDA actually achieved and the amount projected to be achieved in the Projections, provided that the amount of Capital Expenditures so permitted per year will not fall below $6,000,000 as a result thereof.

                  8.06 Advances, Investments and Loans. The Borrower will not, and will not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except:

                  (a) the Borrower and its Subsidiaries may acquire and hold receivables owing to them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

                  (b) the intercompany Indebtedness described in Section 8.04(c) shall be permitted;

                  (c) investments made by the Borrower in Subsidiary Guarantors that are Wholly-Owned Subsidiaries shall be permitted;

                  (d) loans and advances to employees in an aggregate principal amount not to exceed $1,000,000 at any time outstanding shall be permitted;

                  (e) the Borrower and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

                  (f) Interest Rate Agreements permitted by Section 8.04(f) shall be permitted;

                  (g) the Borrower may hold the promissory notes acquired in accordance with Section 8.02(f);

                  (h) the Borrower may repurchase stock to the extent permitted by Section 8.08(a)(ii);

                  (i) each of the Borrower and its Subsidiaries may enter into, invest in and make loans and advances to corporations, associations, partnerships, business trusts and other business entities which would not, after the respective investments, be a subsidiary of the Borrower (any joint venture permitted by this clause (i), a "Permitted Joint Venture"), so long as (w) no default or event of default then exists or would result therefrom, (x) each of the representations and warranties contained in Section 6 shall be true and correct in all material respects both before and after giving effect to such Permitted Joint Ventures, (y) any liens or Indebtedness assumed or issued in connection with such acquisition are otherwise permitted under Section 8.03 or
         8.04 as the case may be, (z) the aggregate amount invested in the Permitted Joint Ventures shall at no time exceed $2,500,000.

                  (j)  Permitted Acquisitions shall be permitted.

                  8.07 Prepayments of Indebtedness; Modification of Preferred Stock and Other Agreements, etc. The Borrower will not, and will not permit any of its Subsidiaries to, (w) make (or give any notice in respect thereof) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) or exchange of any Existing Indebtedness, the Senior Notes or the Junior Subordinated Exchange Notes; provided, that the (i) Borrower and/or its Subsidiaries may prepay Existing Indebtedness in an aggregate amount not to exceed $4,000,000 and (ii) to the extent not applied to repay Loans as required by Section 4.02(A)(e), with the consent of the Required Banks (such consent not to be unreasonably withheld), the Borrower may repay, repurchase or otherwise acquire Senior Notes with the proceeds of issuances of equity or capital contributions, (x) amend, modify or change in any manner any agreements (including, without limitation, the Senior Note Documents) relating to the Senior Notes, (y) amend or modify, or permit the amendment or modification of any provision of the Junior Preferred Stock Documents and the Senior Exchangeable Preferred Stock Documents (including as relating to the Junior Subordinated Exchange Notes) or (z) amend, modify or change in any manner materially adverse to the interests of the Banks, the Certificate of Incorporation (including, without limitation, by the filing of any additional certificate of designation) or By-Laws of the Borrower or any of its Subsidiaries, the terms of any of its capital stock or any agreement entered into by the Borrower with respect to its capital stock, any Shareholders Agreement, or enter into any new agreement in any manner materially adverse to the interests of the Banks with respect to the capital stock of the Borrower.

                  8.08 Dividends, etc. (a) The Borrower will not, and will not permit any of its Subsidiaries to, declare or pay any dividends (other than dividends payable solely in capital stock of such Person) or return any capital to its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes, or permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of the Borrower or any other Subsidiary, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock) (all of the foregoing "Dividends"), except that:

              (i) any Subsidiary of the Borrower may pay cash dividends to the Borrower or to a Wholly-Owned Subsidiary of the Borrower; and

              (ii) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Borrower may redeem or repurchase for cash, at fair value, the capital stock of the Borrower (or options to purchase capital stock) from any employee of the Borrower upon the death, disability, retirement or other termination of such employee, provided, that all such repurchases under this clause
         (ii) shall not exceed, in the aggregate, $5,000,000 (increased by the amount of proceeds received by the Borrower in connection with the issuance of capital stock to directors or employees of the Borrower and its Subsidiaries after the Initial Borrowing Date); provided further, the Borrower may effect such repurchases without regard to the dollar limitations set forth above solely with the proceeds of key man life insurance obtained for the purpose of making such repurchase.

              (iii) the Borrower may pay regularly scheduled dividends on its Senior Exchangeable Preferred Stock in additional shares of Senior Exchangeable Preferred Stock pursuant to the terms thereof.

                  (b) The Borrower will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or otherwise restricts (A) the ability of any Subsidiary of the Borrower to (a) pay dividends or make other distributions or pay any Indebtedness owed to the Borrower or any other Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any other Subsidiary of the Borrower, (c) transfer any of its properties or assets to the Borrower or any other Subsidiary of the Borrower or (B) the ability of the Borrower or any other Subsidiary of the Borrower to create, incur, assume or suffer to exist any Lien upon its property or assets to secure the Obligations, other than prohibitions or restrictions existing under or by reason of:

                  (i)   this Agreement and the other Credit Documents;

                  (ii)  the Senior Note Documents;

                  (iii) applicable law;

                  (iv) customary non-assignment provisions entered into in the ordinary course of business and consistent with past practices;

                  (v) any restriction or encumbrance with respect to a Subsidiary of the Borrower imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the capital stock or assets of such Subsidiary, so long as such sale or disposition is permitted under this Agreement; and

                  (vi) Liens permitted under Section 8.03 and any documents or instruments governing the terms of any Indebtedness or other obligations secured by any such Liens, provided that such prohibitions or restrictions apply only to the assets subject to such Liens.

                  8.09 Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of transactions after the Initial Borrowing Date whether or not in the ordinary course of business, with any Affiliate other than on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's length transaction with a Person other than an Affiliate; provided, that the foregoing restrictions shall not apply to (i) advances to employees of the Borrower and its Subsidiaries to the extent permitted by Section 8.06(e), (ii) annual management fees to be paid to an Affiliate of BRS not to exceed $300,000 in any fiscal year, (iii) the reimbursement of the reasonable out-of-pocket expenses incurred by the Investors in connection with the Transaction, (iv) the payment of one-time fees to an Affiliate of BRS on the Initial Borrowing Date in an aggregate amount not to exceed $2,000,000, (v) Dividends permitted under
Section 8.08, (vi) transactions between the Borrower and its Subsidiaries to the extent otherwise expressly permitted under this Agreement, (vii) employment arrangements (including arrangements made with respect to bonuses) entered into in the ordinary course of business with members of the Board of Directors of the Borrower and of its Subsidiaries, (viii) the Shareholders' Agreements as in effect on the Initial Borrowing Date and (ix) Payments to be made pursuant to Sections 1.10 and 1.11 of the Recapitalization Agreement. Other than the Management Agreements, the Borrower shall not enter into any agreements to provide for management or similar services.

                  8.10 Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio for any Test Period ending on a date set forth below to be less than the ratio set forth opposite such date:


                  Date                                  Ratio
                  ----                                  -----
            September 30, 1998                          1.60:1
            December 31, 1998                           1.60:1
            March 31, 1999                              1.60:1
            June 30, 1999                               1.60:1
            September 30, 1999                          1.65:1
            December 31, 1999                           1.70:1
            March 31, 2000                              1.75:1
            June 30, 2000                               1.80:1
            September 30, 2000                          1.85:1
            December 31, 2000                           1.90:1



                  Date                                  Ratio
                  ----                                  -----
            March 31, 2001                              1.95:1
            June 30, 2001                               2.00:1
            September 30, 2001                          2.10:1
            December 31, 2001                           2.15:1
            March 31, 2002                              2.20:1
            June 30, 2002                               2.30:1
            September 30, 2002                          2.40:1
            December 31, 2002                           2.45:1
            March 31, 2003                              2.50:1
            June 30, 2003                               2.60:1
            September 30, 2003                          2.70:1
            December 31, 2003                           2.80:1
            March 31, 2004                              2.90:1
            June 30, 2004                               3.00:1




                  8.11 Leverage Ratio. The Borrower will not permit the Leverage Ratio on the last day of any Test Period to be greater than the ratio set forth opposite such date below:


                 Date                                  Ratio
                 ----                                  -----

            September 30, 1998                         6.00:1
            December 31, 1998                          6.00:1
            March 31, 1999                             6.00:1
            June 30, 1999                              6.00:1
            September 30, 1999                         5.85:1



                 Date                                  Ratio
                 ----                                  -----
            December 31, 1999                          5.70:1
            March 31, 2000                             5.55:1
            June 30, 2000                              5.40:1
            September 30, 2000                         5.25:1
            December 31, 2000                          5.10:1
            March 31, 2001                             4.95:1
            June 30, 2001                              4.75:1
            September 30, 2001                         4.60:1
            December 31, 2001                          4.50:1
            March 31, 2002                             4.40:1
            June 30, 2002                              4.25:1
            September 30, 2002                         4.10:1
            December 31, 2002                          4.00:1
            March 31, 2003                             3.90:1
            June 30, 2003                              3.75:1
            September 30, 2003                         3.55:1
            December 31, 2003                          3.40:1
            March 31, 2004                             3.20:1
            June 30, 2004                              3.00:1



                  8.12 Issuance of Stock. The Borrower will not issue any shares of capital stock (other than issuances of Common Stock, Junior Preferred Stock and Senior Exchangeable Preferred Stock which neither by its terms nor upon the happening of any event, mature nor is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, nor is redeemable at the sole option of the holder thereof prior to the repayment of the Obligations and which do not create a Change of Control), and will not permit any of its Subsidiaries directly or indirectly to issue, sell, assign, pledge or otherwise encumber or dispose of any shares of its capital stock or other securities (or warrants, rights or options to acquire shares or other equity securities) of such

Subsidiary, except (v) the Borrower may issue additional shares of Senior Exchangeable Preferred Stock to the Seller, (w) the Borrower may issue additional shares of Junior Preferred Stock and Common Stock to the Investors so long as the proceeds thereof are applied to the making of Consolidated Capital Expenditures pursuant to Section 8.05(e), (x) to the extent permitted by Section 8.06, (y) to the Borrower and/or any Subsidiary Guarantor or (z) to qualify directors if required by applicable law.

                  8.13 Limitation on Creation of Subsidiaries. The Borrower shall not, and shall not permit any of its Subsidiaries to, establish, create or acquire any additional Subsidiaries without the prior written consent of the Required Banks, provided that the Borrower and its Wholly-Owned Subsidiaries shall be permitted to establish or create Wholly-Owned Subsidiaries so long as
(i) at least 5 days' prior written notice thereof (or such lesser notice as is acceptable to the Administrative Agent) is given to the Administrative Agent,
(ii) such new Subsidiaries shall execute and deliver such guarantees and security documents as the Required Banks shall request (including documents substantially similar to or amendments to each of the Subsidiary Guaranty, the Pledge Agreement and the Security Agreement), and in such forms as shall be satisfactory to them, (iii) the holders of the capital stock of such new Subsidiaries shall execute and deliver additional pledge agreements, in form and substance satisfactory to the Administrative Agent and (iv) such new Subsidiaries shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Section 5 as such new Subsidiaries would have had to deliver if such new Subsidiaries were Credit Parties on the Initial Borrowing Date.

                  8.14 Minimum Consolidated EBITDA The Borrower will not permit the Consolidated EBITDA for the Test Period ending on a date set forth below to be less than the amount set forth opposite such date below:


                  Date                                  Amount
                  ----                                  ------
            December 30, 1998                          $23,000,000
            March 31, 1999                             $23,000,000
            June 30, 1999                              $23,000,000
            September 30, 1999                         $24,000,000
            December 31, 1999                          $24,000,000



                  Date                                  Amount
                  ----                                  ------

            March 31, 2000                             $25,000,000
            June 30, 2000                              $26,000,000
            September 30, 2000                         $26,000,000
            December 31, 2000                          $27,000,000
            March 31, 2001                             $27,000,000
            June 30, 2001                              $28,000,000
            September 30, 2001                         $28,000,000
            December 31, 2001                          $29,000,000
            March 31, 2002                             $29,000,000
            June 30, 2002                              $30,000,000
            September 30, 2002                         $30,000,000
            December 31, 2002                          $31,000,000
            March 31, 2003                             $31,000,000
            June 30, 2003                              $32,000,000
            September 30, 2003                         $32,000,000
            December 31, 2003                          $33,000,000
            March 31, 2004                             $34,000,000
            June 30, 2004                              $35,000,000



                  8.15 Interest on the Junior Subordinated Exchange Notes The Borrower will not, and will not permit any of its Subsidiaries to pay interest on the Junior Subordinated Exchange Notes, except through the issuance of additional Junior Subordinated Exchange Notes.

                  SECTION 9. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

                  9.01 Payments. The Borrower shall (i) default in the payment when due of any principal of the Loans or (ii) default, and such default shall continue for three or more Business Days, in the payment when due of any Unpaid Drawing, any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document; or

                  9.02 Representations, etc. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                  9.03 Covenants. The Borrower or any of its Subsidiaries shall
(a) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 7.01(f)(x), 7.11 or 8, or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 9.01, 9.02 or clause (a) of this Section 9.03) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days after notice to the defaulting party by the Administrative Agent or the Required Banks; or

                  9.04 Default Under Other Agreements. (a) The Borrower or any of its Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) beyond the period of grace, if any, applicable thereto or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due prior to its stated maturity or (b) any such Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not constitute an Event of Default pursuant to this
Section 9.04 the aggregate amount of all Indebtedness referred to in clauses (a) and (b) above exceeds $3,500,000 at any one time; or

                  9.05 Bankruptcy, etc. The Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of its Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries; or the Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries; or there is commenced against the Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; the Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

                  9.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan has not been timely made, the Borrower or a Subsidiary of the Borrower or any ERISA Affiliate has incurred or is reasonably likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064,
4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the
Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code), or the Borrower or any of its Subsidiaries has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans (other than any Plan subject to Title IV of ERISA); and (b) there shall result from any such event or events the imposition of a Lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such Lien, security interests or liability, individually or in the aggregate, in the reasonable opinion of the Required Banks, has had, or could reasonably be expected to have, a Material Adverse Effect; or

                  9.07 Security Documents. Any Security Document shall cease to be in full force and effect or, except as expressly set forth in the Security Agreement, shall cease to give the Collateral Agent any perfected Lien encumbering Collateral, or shall cease to give the Collateral Agent any material rights, powers and privileges purported to be created thereby in favor of the Collateral Agent or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default shall continue unremedied for a period of 30 days after notice to the Borrower by the Administrative Agent or the Required Banks; or

                  9.08 Subsidiary Guaranty. The Subsidiary Guaranty or any provision thereof shall cease to be in full force or effect, or any Subsidiary Guarantor or any Person acting by or on behalf of any Subsidiary Guarantor shall deny or disaffirm such guarantor's obligations under such Subsidiary Guaranty or any Subsidiary Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Subsidiary Guaranty; or

                  9.09 Judgments. One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving a liability of $3,500,000 or more in the aggregate for all such judgments and decrees for the Borrower and its Subsidiaries (in each case, not paid or to the extent not covered by insurance) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

                  9.10 Change of Control. A Change of Control shall occur;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Banks, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Bank to enforce its claims against the Borrower, except as otherwise specifically provided for in this Agreement (provided that, if an Event of Default specified in Section 9.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Bank shall forthwith terminate immediately and any Commitment Fee shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and all Obligations owing hereunder (including Unpaid Drawings) and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), any or all of the Liens and security interests created pursuant to the Security Documents; (iv) terminate any Letter of Credit which may be terminated in accordance with its terms; (v) direct the Borrower to pay (and the Borrower hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 9.05 in respect of the Borrower, it will pay) to the Collateral Agent at the Payment Office such additional amounts of cash, to be held as security for the Borrower's reimbursement obligations in respect of Letters of Credit then outstanding equal to the aggregate Stated Amount of all Letters of Credit then outstanding; and (vi) apply any cash collateral held pursuant to this Agreement to repay the Obligations.

                  SECTION 10. Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

                  "Additional Mortgage" shall have the meaning provided in
Section 7.11(a).

                  "Adjusted RC Percentage" shall mean (x) at a time when no Bank Default exists, for each Bank such Bank's Revolving Percentage and (y) at a time when a Bank Default exists (i) for each Bank that is a Defaulting Bank, zero and
(ii) for each Bank that is a Non-Defaulting Bank, the percentage determined by dividing such Bank's Revolving Commitment at such time by the Adjusted Total Revolving Commitment at such time, it being understood that all references herein to Revolving Commitments and the Adjusted Total Revolving Commitment at a time when the Total Revolving Commitment or Adjusted Total Revolving Commitment, as the case may be, has been terminated shall be references to the Revolving Commitments or Adjusted Total Revolving Commitment, as the case may be, in effect immediately prior to such termination, provided that (A) no Bank's Adjusted RC Percentage shall change upon the occurrence of a Bank Default from that in effect immediately prior to such Bank Default if, after giving effect to such Bank Default and any repayment of Revolving Loans and Swingline Loans at such time pursuant to Section 4.02(A)(a) or otherwise, the sum of (i) the aggregate outstanding principal amount of Revolving Loans of all Non-Defaulting Banks plus (ii) the aggregate outstanding principal amount of Swingline Loans plus (iii) the Letter of Credit Outstandings, exceeds the Adjusted Total Revolving Commitment, (B) the changes to the Adjusted RC Percentage that would have become effective upon the occurrence of a Bank Default but that did not become effective as a result of the preceding clause (A) shall become effective on the first date after the occurrence of the relevant Bank Default on which the sum of (i) the aggregate outstanding principal amount of the Revolving Loans of all Non-Defaulting Banks plus (ii) the aggregate outstanding principal amount of the Swingline Loans plus (iii) the Letter of Credit Outstandings is equal to or less than the Adjusted

Total Revolving Commitment and (C) if (i) a Non-Defaulting Bank's Adjusted RC Percentage is changed pursuant to the preceding clause (B) and (ii) any repayment of such Bank's Revolving Loans, or of Unpaid Drawings with respect to Letters of Credit or of Swingline Loans, that were made during the period commencing after the date of the relevant Bank Default and ending on the date of such change to its Adjusted RC Percentage must be returned to any Borrower as a preferential or similar payment in any bankruptcy or similar proceeding of such Borrower, then the change to such Non-Defaulting Bank's Adjusted RC Percentage effected pursuant to said clause (B) shall be reduced to that positive change, if any, as would have been made to its Adjusted RC Percentage if (x) such repayments had not been made and (y) the maximum change to its Adjusted RC Percentage would have resulted, in the sum of the outstanding principal of Revolving Loans made by such Bank plus such Bank's new Adjusted RC Percentage of the outstanding principal amount of Swingline Loans and of Letter of Credit Outstandings equaling such Bank's Revolving Commitment at such time.

                  "Adjusted Revolving Commitment" for each Non-Defaulting Bank shall mean at any time the product of such Bank's Adjusted RC Percentage and the Adjusted Total Revolving Commitment.

                  "Adjusted Total Revolving Commitment" shall mean at any time the Total Revolving Commitment less the aggregate Revolving Commitments of all Defaulting Banks.

                  "Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to Section 11.09.

                  "Affected Eurodollar Loans" shall have the meaning provided in
Section 4.02(B)(b).

                  "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i), other than for purposes of the definition of Permissible Transferees, to vote 5% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                  "Agreement" shall mean this Credit Agreement, as the same may be from time to time modified, amended and/or supplemented.

                  "Anticipated Reinvestment Amount" shall mean, with respect to any Reinvestment Election, the amount specified in the Reinvestment Notice delivered by the Borrower in connection therewith as the amount of the Net Cash Proceeds from the related Asset Sale that the Borrower and/or the Subsidiary Guarantors intend to use to purchase, construct or otherwise acquire Reinvestment Assets.

                  "Applicable Margin" shall mean, with respect to each Term Loan and Revolving Loan, the applicable percentage per annum (x) for the period commencing on the Initial Borrowing Date through, but not including, the first Start Date, shall be equal to (i) in the case of Eurodollar Loans, 2.25%, and
(ii) in the case of Base Rate Loans, 1.25%, and (y) from and after any Start Date to and including the corresponding End Date, to be determined according to the Borrower's Status for such Test Period as set forth below:


                                       Base Rate             Eurodollar
                                         Loans               Rate Loans
                                         -----               ----------
            Level I                      0.75%                 1.75%
            Status
            Level II                     1.00%                 2.00%
            Status
            Level III                    1.25%                 2.25%
            Status
            Level IV                     1.50%                 2.50%
            Status




; provided that Level III Status shall also apply (x) from the period from the Initial Borrowing Date to, but not including, the first Start Date and (y) at any time when any Default or Event of Default is in existence.

                  "Asset Sale" shall mean the sale, transfer or other disposition by the Borrower or any Subsidiary of the Borrower to any Person other than the Borrower or any Subsidiary Guarantor of any asset of the Borrower or such Subsidiary (other than sales, transfers or other dispositions in the ordinary course of business of inventory (including disposition of equipment in the ordinary course of business) and/or obsolete or excess equipment or intellectual property the proceeds of which do not exceed $50,000 per annum).

                  "Assignment Agreement" shall have the meaning provided in
Section 12.04(b).

                  "Authorized Officer" shall mean any senior officer of the Borrower designated as such in writing to the Administrative Agent by the Borrower.

                  "Bank" shall have the meaning provided in the first paragraph of this Agreement.

                  "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any incurrence of Loans (including pursuant to a Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.05(c) or (ii) a Bank having notified the Administrative Agent and/or the Borrower that it does not intend to comply with its obligations under Section 1.01 or under Section 2.05(c).

                  "Bankruptcy Code" shall have the meaning provided in Section 9.05.

                  "Base Rate" at any time shall mean the higher of (i) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate and (ii) the Prime Lending Rate.

                  "Base Rate Loan" shall mean each Loan bearing interest at the rates provided in Section 1.08(a).

                  "Borrower" shall mean, prior to the consummation of the Recapitalization, Penhall Acquisition Corp., and after the Recapitalization, New Penhall.

                  "Borrowing" shall mean the incurrence of (i) Swingline Loans by the Borrower from BTCo on a given date or (ii) one Type of Loan pursuant to a single Facility by the Borrower from all of the Banks having Commitments with respect to such Facility on a pro rata basis on a given date (or resulting from conversions on a given date), having in the case of Eurodollar Loans the same Interest Period; provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of any related Borrowing of Eurodollar Loans.

                  "BRS" shall mean Bruckmann, Rosser, Sherrill & Co., L.P., a limited partnership organized under the laws of the State of Delaware.

                  "BRS Investors" shall mean each of the "BRS Investors" (as such term is defined in the Recapitalization Agreement).

                  "BRS Management Agreement" shall mean the Management Services Agreement, dated the Effective Date, between BRS (and/or its Affiliates) and the Borrower.

                  "BTCo" shall mean Bankers Trust Company.

                  "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and
(ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in U.S. dollar deposits in the interbank Eurodollar market.

                  "Capital Lease" as applied to any Person shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

                  "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of the Borrower or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

                  "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of
(x) any Bank, (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (z) any bank (or the parent company of such bank) whose short-term commercial paper rating from

Standard & Poor's Ratings Services ("S&P") is at least A-2 or the equivalent thereof or from Moody's Investors Service, Inc. ("Moody's") is at least P-2 or the equivalent thereof (any such bank, an "Approved Bank"), in each case with maturities of not more than six months from the date of acquisition, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Bank or Approved Bank or by the parent company of any Bank or Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's (any such company, an "Approved Company"), or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition and (v) investments in money market funds substantially all of whose assets are comprised of securities of the type described in clauses (i) through (iv) above.

                  "Cash Proceeds" shall mean, with respect to any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, but only as and when so received) received by the Borrower and/or any Subsidiary from such Asset Sale.

                  "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C.
Section 9601 et seq.

                  "Change of Control" shall mean either (i) prior to a registered initial public offering of Common Stock, (x) the Management Investors, BRS, the BRS Investors and their Permissible Transferees shall in the aggregate cease to own Common Stock representing more than 50% of the common voting equity interest in the Borrower's capital stock on a fully-diluted basis assuming the exercise of all securities exercisable, convertible or exchangeable for or into common equity interests and (y) BRS, BRS Investors and their Permissible Transferees shall in the aggregate cease to own Common Stock representing 35% of the voting common equity interests with the Borrower's capital stock on a fully diluted basis assuming the exercise of all securities exercisable, convertible or exchangeable for or into common equity interests,
(ii) after a registered initial public offering, (x) the Management Investors, BRS, the BRS Investors and their Permissible Transferees shall cease to own Common Stock representing not less than 33% of the common voting equity interest in the Borrower's capital stock or (y) BRS, BRS Investors and their Permissible Transferees shall in the aggregate cease to own Common Stock representing 20% of the common voting equity interests with the Borrower's capital stock on a fully diluted basis assuming the exercise of all securities exercisable, convertible or exchangeable for into common equity interests or (z) any Person or group (as such term is used under the Exchange Act) of Persons, owns (beneficially or of record) a greater percentage than BRS, the BRS Investors and their Permissible Transferees of common equity interest in the Borrower's capital stock, in each case, on a fully-diluted basis assuming the exercise of all securities exercisable, convertible or exchangeable for or into common equity interests and
(iii) a "change of control" pursuant to, and as defined in the Senior Notes Documents, the Junior Preferred Stock Documents, the Senior

Exchangeable Preferred Stock Documents and the Certificate of Merger of the Borrower, as filed on August 4, 1998 in connection with the Recapitalization.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

                  "Collateral" shall mean all of the Collateral as defined in each of the Security Documents.

                  "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Banks pursuant to the Security Documents.

                  "Commitment" shall mean, with respect to each Bank, such Bank's Term Commitment and Revolving Commitment.

                  "Commitment Fee" shall have the meaning provided in Section 3.01(a).

                  "Common Stock" shall mean the Common Stock of the Borrower, par value $0.1 per share.

                  "Consolidated Capital Expenditures" shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including in all events all amounts expended or capitalized under Capital Leases but excluding any amount representing capitalized interest) by the Borrower and its Subsidiaries during that period that, in conformity with GAAP, are or are required to be included in the property, plant or equipment reflected in the consolidated balance sheet of the Borrower and its Subsidiaries.

                  "Consolidated Current Assets" shall mean, with respect to any Person as at any date of determination, the total assets of such Person and its Subsidiaries determined on a consolidated basis that may properly be classified as current assets in conformity with GAAP, provided that cash and Cash Equivalents shall be excluded from the definition of Current Assets.

                  "Consolidated Current Liabilities" shall mean, with respect to any Person as at any date of determination, the total liabilities of such Person and its Subsidiaries determined on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding all outstanding Revolving Loans and Swingline Loans whether or not classified as Funded Debt, provided that the Current Maturities of Funded Debt of such Person that are classified as a current liability in conformity with GAAP, and all Transaction Expenses, in each case shall be excluded from the definition of Current Liabilities.

                  "Consolidated EBIT" shall mean, for any period, (A) the sum of the amounts for such period of (i) Consolidated Net Income, (ii) provisions for cash taxes based on income, (iii) Consolidated Interest Expense, (iv) amortization or write-off of deferred financing costs to the extent deducted in determining Consolidated Net Income and (v) losses on sales of assets (excluding sales in the ordinary course of business) and other extraordinary or nonrecurring losses less (B) the amount for such period of gains on sales of assets (excluding sales in the ordinary course of business) and other extraordinary or nonrecurring gains, all as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated EBITDA" shall mean, for any period, the sum of the amounts for such period of (i) Consolidated EBIT, (ii) depreciation expense,
(iii) amortization expense, and (iv) without duplication, all other non-cash charges (including non-cash stock compensation expense) included in determining Consolidated Net Income during such period and adding back all non-cash gains, all as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Indebtedness" shall mean, as at any date of determination, the aggregate amount of all Indebtedness of the Borrower and its Subsidiaries on a consolidated basis.

                  "Consolidated Interest Expense" shall mean, for any period, total interest expense (including that attributable to Capital Leases in accordance with GAAP) of the Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries, including, without limitation, all capitalized interest, but excluding (x) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements and (y) Transaction Expenses.

                  "Consolidated Net Income" shall mean, for any period, the net income (or loss) of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, provided that there shall be excluded (i) the income (or loss) of any Person (other than Subsidiaries of the Borrower) in which any other Person (other than the Borrower or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Subsidiaries or that Person's assets are acquired by the Borrower or any of its Subsidiaries, (iii) the income of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) Transaction Expenses, (v) compensation expense resulting from the issuance of capital stock, stock options or stock appreciation rights issued to former or current employees, including officers, of the Borrower or any Subsidiary of the Borrower, or the exercise of such options or rights, in each case to the extent the obligation (if any) associated therewith is not expected to be settled by the payment of cash by the Borrower or any Affiliate of the Borrower, (vi) compensation expense resulting from the repurchase of capital stock, options and rights described in clause (v) of this definition of Consolidated Net Income and (vii) all non-cash compensation expenses.

                  "Contingent Obligations" shall mean, as to any Person, any obligation of such Person guaranteeing or intending to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof, provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                  "Credit Documents" shall mean this Agreement, each of the Notes, each of the Security Documents, the Subsidiary Guaranty and any documents executed in connection therewith.

                  "Credit Event" shall mean and include the making of a Loan or the issuance of a Letter of Credit.

                  "Credit Party" shall mean the Borrower and the Subsidiary Guarantors.

                  "Current Maturities of Funded Debt" shall mean, as applied to any Person as at any date of determination, all payments of principal due under the terms of any Funded Debt of such Person within 12 calendar months after that date.

                  "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

                  "Deferred Purchase Price Obligations" shall mean certain secured deferred purchase price obligations entered into by the Borrower prior to the Initial Borrowing Date.

                  "Dividends" shall have the meaning provided in Section 8.08.

                  "Documents" shall mean, collectively, (a) the Credit Documents and (b) the Transaction Documents.

                  "ECF Prepayment Amount" shall mean, for any fiscal year of the Borrower, 75% of Excess Cash Flow for such period or, if the Leverage Ratio is less that 4.75:1.00, 50% of Excess Cash Flow for such period.

                  "Effective Date" shall have the meaning provided in Section 12.10.

                  "Eligible Transferee" shall mean and include a commercial bank, financial institution or other "accredited investor" (as defined by Regulation D of the Securities Act of 1933).

                  "Employment Agreements" shall have the meaning provided in
Section 5.06(v).

                  "End Date" shall mean, for any Margin Reduction Period, the last day of such Margin Reduction Period.

                  "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, administrative investigations or proceedings relating in any way to any violation of or any liability under any Environmental Law or any permit issued, or under any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials arising from alleged injury or threat of injury to health, safety or the environment.

                  "Environmental Law" shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, rule of common law or written and binding policy or guide, now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 7401 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C.
Section 3808 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; and any applicable state and local or foreign counterparts or equivalents.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                  "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" within the meaning of
Section 414(b), (c), (m) or (o) of the Code.

                  "Eurodollar Loans" shall mean each Loan bearing interest at the rates provided in Section 1.08(b).

                  "Eurodollar Rate" shall mean with respect to each Interest Period for a Eurodollar Loan, (i) the offered quotation to first-class banks in the New York interbank Eurodollar market by the Administrative Agent for dollar deposits of amounts in same day funds comparable to the outstanding principal amount of the Eurodollar Loan of the Administrative Agent for which an interest rate is then being determined with maturities comparable to the Interest Period to be applicable to such Eurodollar Loan, determined as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period divided (and rounded upward to the next whole multiple of 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including without limitation any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

                  "Event of Default" shall have the meaning provided in Section
9.

                  "Excess Cash Flow" shall mean, for any fiscal year of the Borrower, (i) Consolidated Net Income for such period plus (minus) (ii) the amount of depreciation, depletion, amortization of intangibles, deferred taxes and other non-cash expenses (revenues) which, pursuant to GAAP, were deducted (added) in determining Consolidated Net Income for period minus
(plus) (iii) additions (reductions, other than reductions attributable solely to Asset Sales) to working capital for such period (i.e., the increase or decrease in Consolidated Current Assets minus Consolidated Current Liabilities (excluding changes in Consolidated Current Liabilities for borrowed money) from the beginning to the end of such period) minus (iv) the amount of Consolidated Capital Expenditures and Permitted Acquisitions made during such period (except to the extent (x) financed through the incurrence of Indebtedness (other than through the incurrence of Loans) or with equity proceeds) minus (v) the amount of Scheduled Repayments of Term Loans, and the amount of voluntary payments of principal of outstanding Term Loans pursuant to Section 4.01, in each case, actually made during such period minus (vi) regularly scheduled payments of principal or "rent" (other than capitalized interest) due in accordance with the terms of Capital Leases and not otherwise deducted in arriving at Consolidated Net Income to the extent actually made during such period minus (vii) cash payments on the outstanding principal of Indebtedness permitted under Section 8.04 or on Existing Indebtedness minus (viii) the amount of mandatory payments of principal of outstanding Term Loans pursuant to Sections 4.02(A)(c) and (g) actually made, but only to the extent that the net proceeds from the transactions described in such clauses (c) and (g) were added to Consolidated Net Income during such period minus (ix) cash payments actually made by the Borrower pursuant to Sections 8.08(a)(ii) and (iii) during such period to the extent such payments did not already reduce Consolidated Net Income for such period, and minus (x) payments made pursuant to Sections 1.10 and 1.11 of the Recapitalization Agreement.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                  "Existing Indebtedness" shall have the meaning provided in
Section 6.21.

                  "Existing Indebtedness Agreements" shall have the meaning provided in Section 5.06(ii).

                  "Facility" shall mean any of the credit facilities established under this Agreement, i.e., the Term Facility or the Revolving Facility.

                  "Facing Fee" shall have the meaning provided in Section
3.01(c).

                  "Federal Funds Effective Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

                  "Fees" shall mean all amounts payable pursuant to, or referred to in, Section 3.01.

                  "FIRREA" shall mean Financial Institution Reform, Recovery and Enforcement Act of 1989.

                  "Funded Debt" shall mean, as applied to any Person, all Indebtedness of such Person that by its terms or by the terms of any instrument or agreement relating thereto matures more than one year from, or is directly renewable or extendable at the option of the debtor to a date more than one year from (including an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more from), the date of the creation thereof.

                  "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect on the date of this Agreement; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 8, including defined terms as used therein and for the purpose of calculating Excess Cash Flow, are subject (to the extent provided therein) to Section 12.07(a).

                  "Hazardous Materials" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contained, electric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar meaning and regulatory effect, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

                  "Indebtedness" of any Person shall mean, without duplication,
(i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such indebtedness has been assumed, (v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vii) all net obligations of such Person under Interest Rate Agreements and (viii) all Contingent Obligations of such Person, (other than Contingent Obligations arising from the guaranty by such Person of the obligations of the Borrower and/or its Subsidiaries to the extent such guaranteed obligations do not constitute Indebtedness), provided that Indebtedness shall not include trade payables, deferred revenue, taxes and accrued expenses, in each case arising in the ordinary course of business.

                  "Initial Borrowing Date" shall mean the date upon which the initial Borrowing of Loans occurs.

                  "Interest Coverage Ratio" shall mean, for any Test Period, the ratio of (i) Consolidated EBITDA for such Test Period to (ii) Consolidated Interest Expense for such Test Period, provided that any interest non payable in cash on the Junior Subordinated Exchange Notes shall be excluded from the definition of Consolidated Interest Expense for the purposes of determining the Interest Coverage Ratio.

                  "Interest Period" with respect to any Eurodollar Loan shall mean the interest period applicable thereto, as determined pursuant to Section 1.09.

                  "Interest Rate Agreement" shall mean any interest rate swap agreement, any interest rate cap agreement, any interest rate collar agreement or other similar agreement or arrangement designed to hedge the position of the Borrower or any Subsidiary with respect to interest rates.

                  "Investors" shall mean, collectively, BRS, the BRS Investors, the Management Investors and their respective "Permitted Transferees" (as such term is defined in the Shareholders Agreement).

                  "Junior Preferred Stock" shall mean collectively, the Series A Junior Preferred Stock and the Series B Junior Preferred Stock.

                  "Junior Preferred Stock Documents" shall mean the Junior Preferred Stock, the Certificate of Designation therefor and any other instruments, documents or agreement relating thereto.

                  "Junior Subordinated Exchange Note" shall mean the Borrower's subordinated notes due 2009.

                  "L/C Supportable Obligations" shall mean and include obligations of the Borrower or its Subsidiaries incurred in the ordinary course of business (including without limitation pursuant to lease obligations in respect of real property leased by the Borrower or any of its Subsidiaries) and such other obligations of the Borrower or any of its Subsidiaries as are reasonably acceptable to the Administrative Agent and the respective Letter of Credit Issuer and otherwise permitted to exist pursuant to the terms of this Agreement.

                  "Leasehold" of any Person shall mean all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

                  "Letter of Credit" shall have the meaning provided in Section 2.01(a).

                  "Letter of Credit Fee" shall have the meaning provided in
Section 3.01(b).

                  "Letter of Credit Issuer" shall mean BTCo, and any other Bank which at the request of the Borrower and with the consent of the Administrative Agent agrees, in such Bank's sole discretion, to become a Letter of Credit Issuer for purposes of issuing Letters of Credit pursuant to Section 2.

                  "Letter of Credit Outstandings" shall mean, at any time, the sum of, without duplication, (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit.

                  "Letter of Credit Request" shall have the meaning provided in
Section 2.03(a).

                  "Leverage Ratio" shall mean, at any date of determination, the ratio of (i) Consolidated Indebtedness on such date to (ii) Consolidated EBITDA for the Test Period most recently ended (taken as one accounting period), provided that (x) in the case of the Test Period ending on September 30, 1998, Consolidated EBITDA for such Test Period shall be the actual Consolidated EBITDA for such Test period multiplied by 4, (y) in the case of the Test Period ending on December 30, 1998, Consolidated EBITDA for such Test Period shall be the actual Consolidated EBITDA for such Test period multiplied by 2, and (z) in the case of the Test Period ending on March 31, 1999, Consolidated EBITDA for such Test Period shall be the actual Consolidated EBITDA for such Test period multiplied by a fraction the numerator of which is 4 and the denominator of which is 3.

                  "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

                  "Loan" shall have the meaning provided in Section 1.01.

                  "Management Agreements" shall have the meaning provided in
Section 5.06 (iv).

                  "Management Investment Agreement" shall mean the Securities Purchase and Holders Agreement, dated the Effective Date, among the Borrower and the Investors.

                  "Management Investors" shall mean the executive officers and other senior management investors of the Borrower party to the Recapitalization Agreement and/or the Stockholders Agreement.

                  "Mandatory Borrowing" shall have the meaning provided in
Section 1.01(d).

                  "Margin Reduction Period" shall mean each period which shall commence on a date on which the financial statements are delivered pursuant to
Section 7.01(a) or (b), as the case may be, and which shall end on the earlier of (i) the date of actual delivery of the next financial statements pursuant to
Section 7.01(a) or (b), as the case may be, and (ii) the latest date on which the next financial statements are required to be delivered pursuant to Section 7.01(a) or (b), as the case may be.

                  "Margin Stock" shall have the meaning provided in Regulation
U.

                  "Material Adverse Effect" shall mean a material adverse effect on the business, property, assets, liabilities, operations, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole, after giving effect to the Transaction.

                  "Maximum Swingline Amount" shall mean $2,500,000.

                  "Minimum Borrowing Amount" shall mean (i) for Term Loans and Revolving Loans maintained as Base Rate Loans, $250,000 and (ii) for Term Loans and Revolving Loans maintained as Eurodollar Loans, $500,000.

                  "Mortgage" shall have the meaning provided in Section 5.15, provided that after the execution and delivery thereof, any Additional Mortgage shall also constitute a Mortgage.

                  "Mortgage Policies" shall have the meaning provided in Section 5.15.

                  "Mortgaged Properties" shall mean each of the Real Properties listed on Annex IV hereto and designated as a "Mortgaged Property" thereon.

                  "Multiemployer Plan" shall have the meaning provided in
Section 4001(a)(3) of ERISA.

                  "Net Cash Proceeds" shall mean, with respect to any Asset Sale, the Cash Proceeds resulting therefrom net of expenses of sale (including payment of principal, premium and interest of other Indebtedness secured by the assets the subject of the Asset Sale and required to be, and which is, repaid under the terms thereof as a result of such Asset Sale), and incremental taxes paid or payable as a result thereof; provided that Net Cash Proceeds shall not include cash deposited with the Administrative Agent pursuant to a cash collateral arrangement pursuant to this Agreement.

                  "Non-Defaulting Bank" shall mean each Bank other than a Defaulting Bank.

                  "Note" shall mean and include each Term Note, each Revolving Note and the Swingline Note.

                  "Notice of Borrowing" shall have the meaning provided in
Section 1.03(a).

                  "Notice of Conversion" shall have the meaning provided in
Section 1.06.

                  "Notice Office" shall mean the office of the Administrative Agent located at 130 Liberty Street, New York, New York or such other office as the Administrative Agent may designate to the Borrower from time to time.

                  "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to the Administrative Agent, the Collateral Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

                  "Old Penhall' shall mean Penhall International, Inc., a California corporation and predecessor in interest to the Borrower prior to the Recapitalization.

                  "Participant" shall have the meaning provided in Section 2.05(a).

                  "Payment Office" shall mean the office of the Administrative Agent located at 130 Liberty Street, New York, New York or such other office as the Administrative Agent may designate to the Borrower from time to time.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

                  "Permitted Acquisitions" shall have the meaning provide for in
Section 8.02(k).

                  "Permitted Joint Ventures" shall have the meaning provide for in Section 8.06(i).

                  "Permitted Encumbrances" shall mean, with respect to any Real Property subject to a Mortgage or an Additional Mortgage, such exceptions to title as are set forth in the title insurance policy or title commitment delivered with respect thereto, all of which exceptions must be reasonably acceptable to the Administrative Agent.

                  "Permitted Liens" shall have the meaning provided in Section 8.03.

                  "Permissible Transferees" shall mean (i) in the case of BRS or any BRS Investor, (A) any Affiliate of BRS (other than any corporation or other Person (except for any corporation or other Person engaged in a business similar, complementary or related to the nature or type of the business of the Borrower and its Subsidiaries) controlled by, or any investment fund managed by,
BRS), (B) any managing director, general partner, limited partner, director, officer or employee of BRS or any Affiliate thereof (collectively, "BRS Associates"), (C) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any BRS Associate and (D) any trust, the beneficiaries of which, or a corporation or partnership, the stockholders or partners of which, include only a BRS Associate, his or her spouse, parents, siblings, or direct lineal descendants, and (ii) in the case of any Management Investor, (A) his or her executor, administrator, testamentary trustee, legatee or beneficiaries, (B) his or her spouse, parents, siblings, members of his or her immediate family (including adopted children) and/or direct lineal descendants or (C) a trust, the beneficiaries of which, or a corporation or partnership, the stockholders or partners of which, include only the Management Investor, as the case may be, and his or her spouse, parents, siblings, members of his or her immediate family (including adopted children) and/or direct lineal descendants.

                  "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                  "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower, a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which the Borrower, a Subsidiary of the Borrower, or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

                  "Pledge Agreement" shall have the meaning provided in Section 5.14(a).

                  "Pledged Securities" shall mean all the Pledged Securities as defined in the Pledge Agreement.

                  "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

                  "Projections" shall have the meaning set forth in Section
5.20.

                  "Quarterly Payment Date" shall mean the fifteenth day of March, June, September and December.

                  "RC Bank" shall mean each Bank with Revolving Commitment.

                  "RCRA" shall mean the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq.

                  "Real Property" of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

                  "Recapitalization" shall mean the recapitalization of Old Penhall and its subsidiaries, pursuant to and in accordance with the terms and conditions of the Recapitalization Documents.

                  "Recapitalization Agreement" shall mean the Agreement and Plan of Merger, dated June 30, 1998 and the Amended and Restated Agreement and Plan of Merger dated August 3, 1998, by and among the Stockholders, Old Penhall, Penhall Acquisition Corp., BRS and the stockholders of Penhall Rental Corp.

                  "Recapitalization Documents" shall mean the Recapitalization Agreement and all other documents entered into or delivered in connection with the Recapitalization Agreement.

                  "Recovery Event" shall mean the receipt by the Borrower or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable
(i) by reason of theft, loss, physical destruction or damage or any other similar event with respect to any property or asset of the Borrower or any of its Subsidiaries, or (ii) by reason of any condemnation, taking, seizing or similar event with respect to any property or asset of the Borrower or any of its Subsidiaries.

                  "Refinanced Agreements" shall mean those agreements listed on Annex VIII and all instruments, documents and agreements relating thereto, in all cases as in effect on the Initial Borrowing Date.

                  "Refinancing" shall mean the termination of the commitments under each Refinanced Agreement and the repayment of all loans outstanding thereunder.

                  "Register" shall have the meaning provided in Section 12.16.

                  "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                  "Regulation T, U and X" shall mean Regulations T, U and X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

                  "Reinvestment Assets" shall mean any assets to be employed in the business of the Borrower and its Subsidiaries as described in Sections 4.02(A)(c) and 8.02(f).

                  "Reinvestment Election" shall have the meaning provided in
Section 4.02(A)(c).

                  "Reinvestment Notice" shall mean a written notice signed by an Authorized Officer of the Borrower stating that the Borrower, in good faith, intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale to purchase, construct or otherwise acquire Reinvestment Assets.

                  "Reinvestment Prepayment Amount" shall mean, with respect to any Reinvestment Election, the amount, if any, on the Reinvestment Prepayment Date relating thereto by which (a) the Anticipated Reinvestment Amount in respect of such Reinvestment Election exceeds (b) the aggregate amount thereof expended by the Borrower and its Subsidiaries to acquire Reinvestment Assets.

                  "Reinvestment Prepayment Date" shall mean, with respect to any Reinvestment Election, the earliest of (i) the date, if any, upon which the Administrative Agent, on behalf of the Required Banks, shall have delivered a written termination notice to the Borrower, provided that such notice may only be given while an Event of Default exists, (ii) the date occurring one year after such Reinvestment Election and (iii) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, proceed with the purchase, construction or other acquisition of Reinvestment Assets with the related Anticipated Reinvestment Amount.

                  "Replaced Bank" shall have the meaning provided in Section
1.13.

                  "Replacement Bank" shall have the meaning provided in Section 1.13.

                  "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection .22, .23 , .25, .27, or .28 of PBGC Regulation Section 4043.

                  "Required Banks" shall mean Non-Defaulting Banks whose outstanding Term Loans (or, if prior to the Initial Borrowing Date, Term Commitments), and Revolving Commitments (or, if after the Total Revolving Commitment has been terminated, outstanding Revolving Loans and Adjusted RC Percentage of outstanding Swingline Loans and Letter of Credit Outstandings) constitute greater than 50% of the sum of (i) the total outstanding Term Loans of Non-Defaulting Banks (or, if prior to the Initial Borrowing Date, the Total Term Commitment) and (ii) the Adjusted Total Revolving Commitment (or, if after the Total Revolving Commitment has been terminated, the total outstanding Revolving Loans of Non-Defaulting Banks and the aggregate Adjusted RC Percentages of all Non-Defaulting Banks of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time).

                  "Revolving Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Annex I directly below the column entitled "Revolving Commitment," (x) as the same may be reduced from time to time pursuant to Sections 3.02, 3.03 and/or 9 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 12.04.

                  "Revolving Facility" shall mean the Facility evidenced by the Total Revolving Commitment.

                  "Revolving Loan" shall have the meaning provided in Section 1.01(b).

                  "Revolving Loan Maturity Date" shall mean June 15, 2004.

                  "Revolving Note" shall have the meaning provided in Section 1.05(a)(ii).

                  "Revolving Percentage" shall mean at any time for each Bank with a Revolving Commitment, the percentage obtained by dividing such Bank's Revolving Commitment by the Total Revolving Commitment, provided that if the Total Revolving Commitment has been terminated, the Revolving Percentage of each Bank shall be determined by dividing such Bank's Revolving Commitment immediately prior to such termination by the Total Revolving Commitment immediately prior to such termination.

                  "Scheduled Repayment" shall have the meaning provided in
Section 4.02(A)(b).

                  "SEC" shall mean the Securities and Exchange Commission and any successor thereto.

                  "SEC Regulation D" shall mean Regulation D as promulgated under the Securities Act of 1933, as amended, as the same may be in effect from time to time.

                  "Security Agreement" shall have the meaning provided in
Section 5.14(b).

                  "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

                  "Security Documents" shall mean the Pledge Agreement, the Security Agreement, each Mortgage and each Additional Mortgage, if any.

                  "Seller" shall mean certain selling shareholders as identified in the Amended and Restated Agreement and Plan of Merger dated August 3, 1998.

                  "Senior Exchangeable Preferred Stock" shall mean the Borrower's senior exchangeable preferred stock par value $.01 per share.

                  "Senior Exchangeable Preferred Stock Documents" shall mean the Senior Exchangeable Preferred Stock, the Certificate of Designation therefor and any other instruments, documents or agreement relating thereto.

                  "Senior Notes" shall mean the Borrower's unsecured 12 % Senior Notes due 2006 as in effect on the Initial Borrowing Date and as the same may be amended, modified or supplemented pursuant to the terms hereof and thereof.

                  "Senior Note Documents" shall mean the Senior Notes and each of the other documents and agreements relating to the issuance by the Borrower of the Senior Notes, as in the effect of the Initial Borrowing Date as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

                  "Series A Junior Preferred Stock" shall mean the Series A Junior Preferred Stock of the Borrower, par value $0.1 per share.

                  "Series B Junior Preferred Stock" shall mean the Series B Junior Preferred Stock of the Borrower, par value $0.1 per share.

                  "Shareholders' Agreements" shall have the meaning provided in
Section 5.06(iii).

                  "Standby Letter of Credit" shall have the meaning provided in
Section 2.01(a).

                  "Start Date" shall mean, with respect to any Margin Reduction Period, the first day of such Margin Reduction Period, provided that the first Start Date shall be on March 31, 1999.

                  "Stated Amount" of each Letter of Credit shall mean the maximum amount available to be drawn thereunder (regardless of whether any conditions for drawing could then be met).

                  "Status" shall mean the existence of Level I Status, Level II Status, Level III Status or Level IV Status, as the case may be;

                  "Level I" Status exists on any date if, on such date, the Leverage Ratio is less than or equal to 4.0:1.0

                  "Level II" Status exists on any date if, on such date, the Leverage Ratio is greater than 4.0:1.0 but less than or equal to 5.0:1.0.

                  "Level III" Status exists on any date if, on such date, the Leverage Ratio is greater than 5.0:1.0 but less than or equal to 6.0:1.0.

                  "Level IV" Status exists on any date if, on such date, the Leverage Ratio is greater than 6.0:1.0.

                  "Stockholders" shall have the meaning as set forth in the Recapitalization Agreement.

                  "Stockholders Agreement" shall mean the Securities Purchase and Holders Agreement, dated as of August 4, 1998, by and among BRS, the BRS Investors, the Management Investors and each other shareholder of the Borrower party thereto as the same may be amended, modified or supplemented pursuant to the terms hereof and thereof.

                  "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of the Borrower.

                  "Subsidiary Guarantors" shall mean each Subsidiary of the Borrower incorporated in the United States or any State thereof.

                  "Subsidiary Guaranty" shall have the meaning provided in
Section 5.13.

                  "Swingline Expiry Date" shall mean the date which is five Business Days prior to the Revolving Loan Maturity Date.

                  "Swingline Loan" shall have the meaning provided in Section 1.01(c).

                  "Swingline Note" shall have the meaning provided in Section 1.05(a)(iii).

                  "Syndication Agent" shall have the meaning provided in the first paragraph of this Agreement.

                  "Syndication Date" shall mean the date upon which the Administrative Agent determines in its sole discretion (and notifies the Borrower) that the primary syndication (and the resulting addition of institutions as Banks pursuant to Section 12.04) has been completed.

                  "Taxes" shall have the meaning provided in Section 4.04(a).

                  "Term Commitment" shall mean, with respect to each Bank, the amount, if any, set forth opposite such Bank's name on Annex I directly below the column entitled "Term Commitment" as the same may be reduced or terminated pursuant to Section 3.03.

                  "Term Facility" shall mean the Facility evidenced by the Total Term Commitment.

                  "Term Loan" shall have the meaning provided in Section
1.01(a).

                  "Term Loan Maturity Date" shall mean June 15, 2004.

                  "Term Note" shall have the meaning provided in Section 1.05(a)(i).

                  "Test Date" shall mean, with respect to any Start Date, the last day of the most recent fiscal quarter of the Borrower ended immediately prior to such Start Date.

                  "Test Period" shall mean (i) for the first three Test Periods ending after the Initial Borrowing Date, the periods beginning on July 1, 1998 and ending on September 30, 1998, December 30, 1998 and March 31, 1999, respectively (in each case taken as one accounting period) and (ii) for each Test Period ending thereafter, the four consecutive fiscal quarters then last ended (taken as one accounting period).

                  "Total Commitment" shall mean the sum of the Total Term Commitment and the Total Revolving Commitment.

                  "Total Revolving Commitment" shall mean the sum of the Revolving Commitments of each of the Banks.

                  "Total Term Commitment" shall mean the sum of the Term Commitments of each of the Banks."

                  "Total Unutilized Revolving Commitment" shall mean, at any time, (i) the Total Revolving Commitment at such time less (ii) the sum of the aggregate principal amount of all Revolving Loans and Swingline Loans outstanding at such time plus the Letter of Credit Outstandings at such time.

                  "Trade Letter of Credit" shall have the meaning provided in
Section 2.01(a).

                  "Transaction" shall mean, collectively, (i) the Refinancing,
(ii) the Recapitalization, including the issuance of the Common Stock and the Junior Preferred Stock, (iii) the issuance of the Senior Notes, (iv) the incurrence of Loans on the Initial Borrowing Date and (v) the issuance of the Senior Exchangeable Preferred Stock.

                  "Transaction Documents" shall mean, collectively, (i) the Recapitalization Documents, (ii) the Senior Notes Documents, (iii) the Refinanced Agreements, (iv) the Senior Exchangeable Preferred Stock.Documents and (v) all other documents and agreements (other than the Credit Documents) entered into in connection with the Transaction.

                  "Transaction Expenses" shall mean all fees and expenses incurred in connection with, and payable prior to or in connection with the closing of, the Recapitalization and the transactions contemplated in connection with the Recapitalization Documents including the financing of the Recapitalization, and including all fees paid to any of the Banks and the Administrative Agent hereunder, fees paid to BRS or its Affiliates permitted hereunder; attorney's fees, accountants' fees, placement agents' fees, discounts and commissions and brokerage, and consultant fees. Transaction Expenses shall include the amortization of any such fees and expenses that are capitalized and not classified as an expense on the date incurred.

                  "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or Eurodollar Loan.

                  "UCC" shall mean the Uniform Commercial Code, as in effect from time to time in the relevant jurisdiction.

                  "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

                  "Unpaid Drawing" shall have the meaning provided in Section 2.04(a).

                  "Unutilized Revolving Commitment" for any Bank with a Revolving Commitment at any time shall mean the excess of (i) the Revolving Commitment of such Bank over (ii) the sum of (x) the aggregate outstanding principal amount of Revolving Loans made by such Bank plus (y) an amount equal to such Bank's Adjusted RC Percentage of the Letter of Credit Outstandings at such time.

                  "Voting Stock" shall mean, with respect to any corporation, the outstanding stock of all classes (or equivalent interests) which ordinarily, in the absence of contingencies, entitles holders thereof to vote for the election of directors (or Persons performing similar functions) of such corporation, even though the right so to vote has been suspended by the happening of such a contingency.

                  "Wholly-Owned Domestic Subsidiary" shall mean each Wholly-Owned Subsidiary of the Borrower that is incorporated under the laws of the United States or any State thereof.

                  "Wholly-Owned Subsidiary" of any Person shall mean any Subsidiary of such Person to the extent all of the capital stock or other ownership interests in such Subsidiary, other than directors' qualifying shares, is owned directly or indirectly by such Person.

                  "Written" or "in writing" shall mean any form of written communication or a communication by means of telex, facsimile transmission, telegraph or cable.

                  SECTION 11. The Administrative Agent.

                  11.01 Appointment. The Banks hereby designate Bankers Trust Company as Administrative Agent (for purposes of this Section 11, the term "Administrative Agent" shall include BTCo as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder or under the other Credit Documents by or through its respective officers, directors, agents, employees or affiliates.

                  11.02 Nature of Duties. The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and the Security Documents. Neither the Administrative Agent nor any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

                  11.03 Lack of Reliance on the Administrative Agent. Independently and without reliance upon the Administrative Agent, each Bank and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and its Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Bank or the holder of any Note for any recitals, statements,



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information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower and its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower and its Subsidiaries or the existence or possible existence of any Default or Event of Default.

                  11.04 Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Banks; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, neither any Bank nor the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

                  11.05 Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent (which may be counsel for the Borrower).

                  11.06 Indemnification. To the extent the Administrative Agent is not reimbursed and indemnified by the Borrower or the Subsidiary Guarantors, the Banks will reimburse and indemnify the Administrative Agent, in proportion to their respective "percentages" as used in determining the Required Banks, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's gross negligence or willful misconduct.

                  11.07 The Administrative Agent in Its Individual Capacity. With respect to its obligation to make Loans under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks," "Required Banks," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept



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deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

                  11.08 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

                  11.09 Resignation by the Administrative Agent. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 30 Business Days' prior written notice to the Borrower and the Banks. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

                  (b) Upon any such notice of resignation, the Required Banks shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower.

                  (c) If a successor Administrative Agent shall not have been so appointed within such 30 Business Day period, the Administrative Agent, with the consent of the Borrower (which consent shall not be unreasonably withheld), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

                  (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 30th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Required Banks shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Banks appoint a successor Administrative Agent as provided above.

                  SECTION 12. Miscellaneous.

                  12.01 Payment of Expenses, etc. The Borrower agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments



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referred to therein and any amendment, waiver or consent relating thereto
(including, without limitation, the reasonable fees and disbursements of White &
Case) and of the Administrative Agent and each of the Banks in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and one counsel (or in-house counsel) for each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) indemnify each Bank (including in its capacity as the Administrative Agent or a Letter of Credit Issuer), its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them (whether asserted by the Borrower or otherwise) as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Bank is a party thereto) related to the entering into and/or performance of any Credit Document or the use of the proceeds of any Loans hereunder or the Recapitalization or the consummation of any transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified) or (b) the actual or alleged presence of Hazardous Materials in the air, surface water, groundwater, surface or subsurface of any Real Property owned or at any time operated by the Borrower or any of its Subsidiaries, the generation, storage, transportation or disposal of Hazardous Materials at any location whether or not owned or operated by the Borrower or any of its Subsidiaries, the non-compliance of any Real Property owned or at any time operated by the Borrower or any of its Subsidiaries with federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any such Real Property, or any Environmental Claim asserted against the Borrower, any of its Subsidiaries, or any such Real Property, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent or any Bank set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

                  12.02 Right of Setoff. (a) In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, if an Event of Default then exists, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including without limitation by branches and agencies of such Bank wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of such Credit Party to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of such Credit Party purchased by such Bank pursuant to Section 12.06(b), and all other claims of any nature or description arising out of



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or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

                  (b) Notwithstanding the foregoing subsection (a), at any time that the Loan or any other obligation shall be secured by real property located in California, no Bank or the Administrative Agent shall exercise a right of setoff, lien or counterclaim or take any court or administrative action or institute any proceeding to enforce any provision of this agreement or any Notes unless it is taken with the consent of either (x) the Required Banks or to the extent required by Section 12.12 of the Credit Agreement, all the Banks, at all times prior to the time on which all credit document obligations have been paid in full or (y) the holders of at least a majority of the outstanding other obligations at all times after the time on which all credit document obligations have been paid in full, if such setoff or action or proceeding would or might (pursuant to California Code of Civil Procedure Sections 580a, 580b, 580d and 726 of the California Code of Civil Procedure or Section 2924 of the California Civil Code, if applicable or otherwise) affect or impair the validity, priority, or enforceability of the liens granted to the Collateral Agent pursuant to the Security Documents or the enforceability of the Notes and other obligations hereunder, and any attempted exercise by any Bank or the Administrative Agent of any such right without obtaining such consent of either the parties listed in
(x) or (y) above, as applicable, shall be null and void. This subsection (b) shall be solely for the benefit of each of the Banks and the Administrative Agent hereunder.

                  12.03 Notices. (a) Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered, if to a Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents, as the case may be, if to the Administrative Agent, at its Notice Office; if to any Bank, at its address specified for such Bank on Annex II; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, and shall be effective when received.

                  (b) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent or BTCo (in the case of a Borrowing of Swingline Loans) or any Letter of Credit Issuer, as the case may be, may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by the Administrative Agent or BTCo or any Letter of Credit Issuer in good faith to be from an Authorized Officer of the Borrower. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's or BTCo's record of the terms of such telephonic notice.

                  12.04 Assignments; Participations; Etc. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Banks. Each Bank may at any time grant participations in any of its rights hereunder or under any of the Notes to another financial



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institution, provided that in the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation, except that the participant shall be entitled to the benefits of Sections 1.10, 2.06 and 4.04 to the extent that such Bank would be entitled to such benefits if the participation had not been entered into or sold, and, provided further that no Bank shall transfer, grant or assign any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan or Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity Date) in which such participant is participating (it being understood that any waiver of the application of any prepayment or the method of any application of any prepayment to, the amortization of the Term Loans shall not constitute an extension of the final maturity date), or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of the applicability of any post-default increase in interest rates), or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (i)), or increase such participant's participating interest in any Commitment over the amount thereof then in effect (it being understood that (x) a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment, or a mandatory prepayment, shall not constitute a change in the terms of any Commitment and (y) an increase in any Commitment or Loan shall be permitted without the consent of any participant's participation is not increased as a result thereof), (ii) release all or substantially all of the Collateral which support the Loans in which such participant is participating (except as expressly permitted in any Credit Document) or (iii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement.

                  (b) Notwithstanding the foregoing, (x) any Bank may assign all or a portion of its outstanding Term Loans and/or Revolving Commitment (or, if prior to the Initial Borrowing Date, its Term Commitment) and its rights and obligations hereunder to (i) an Affiliate of such Bank or to another Bank or
(ii) in the case of any Bank that is a fund that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor of such Bank or by an Affiliate of such investment advisor and (y) with the consent of the Administrative Agent (which consent shall not be unreasonably withheld), any Bank may assign all or a portion of its outstanding Term Loans and/or Revolving Commitment and its rights and obligations hereunder to one or more Eligible Transferees (treating any fund that invests in loans and any other fund that invests in bank loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee). No assignment pursuant to the immediately preceding sentence shall to the extent such assignment represents an assignment to an institution other than one or more Banks hereunder, be in an aggregate amount less than $5,000,000 unless the entire Commitment and outstanding Loans of the assigning Bank is so assigned. If any Bank so sells or assigns all or a part of its rights hereunder or under the Notes, any reference in this Agreement or the Notes to such assigning Bank shall thereafter refer to such Bank and to the respective assignee to the extent of their respective interests and the respective



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assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights and benefits as it would if it were such assigning Bank. Each assignment pursuant to this Section 12.04(b) shall be effected by the assigning Bank and the assignee Bank executing an Assignment Agreement (the "Assignment Agreement") substantially in the form of Exhibit L (appropriately completed). In the event of (and at the time of) any such assignment, either the assigning or the assignee Bank shall pay to the Administrative Agent a nonrefundable assignment fee of $3,500 and at the time of any assignment pursuant to this Section 12.04(b), (i) Annex I shall be deemed to be amended to reflect the Commitment of the respective assignee (which shall result in a direct reduction to the Commitment of the assigning Bank) and of the other
Banks, and (ii) if any such assignment occurs after the Initial Borrowing Date, the Borrower will issue new Notes to the respective assignee and to the assigning Bank in conformity with the requirements of Section 1.05. No transfer or assignment under this Section 12.04(b) will be effective until recorded by the Administrative Agent on the Register pursuant to Section 12.16. To the extent of any assignment pursuant to this Section 12.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitments. At the time of each assignment pursuant to this Section 12.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms
(and, if applicable, a Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a Bank's Commitments and related outstanding Obligations pursuant to Section 1.13 or this
Section 12.04(b) would, at the time of such assignment, result in increased costs under Section 1.10, 1.11, 2.06 or 4.04 which exceed those being charged, if any, by the respective assigning Bank prior to such assignment, then the Borrower shall not be obligated to pay such excess increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes giving rise to such increased costs after the date of the respective assignment). Each Bank and the Borrower agree to execute such documents (including without limitation amendments to this Agreement and the other Credit Documents) as shall be necessary to effect the foregoing.

                  (c) Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Notes or Loans to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank and, with the consent of the Agent, any Bank which is a fund may pledge all or any portion of its Revolving loans and Revolving Note to its trustee in support of its obligations to its trustee. No pledge pursuant to this clause (c) shall release the transferor Bank from any of its obligations hereunder.

                  (d) Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Bank hereunder or any grant of participation therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any State.

                  (e) Each Bank initially party to this Agreement hereby represents, and each Person that became a Bank pursuant to an assignment permitted by this Section 12 will, upon its becoming party to this Agreement, represent that it is an Eligible Transferee which makes loans in



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the ordinary course of its business and that it will make or acquire Loans for its own account in the ordinary course of such business, provided that subject to the preceding clauses (a) and (b), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Bank shall at all times be within its exclusive control.

                  12.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and the Administrative Agent or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Bank would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Banks to any other or further action in any circumstances without notice or demand.

                  12.06 Payments Pro Rata. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party hereunder, it shall distribute such payment to the Banks (other than any Bank that has expressly waived its right to receive its pro rata share thereof) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

                  (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans or Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all of the Banks in such amount, provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                  (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 12.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Banks as opposed to Defaulting Banks.

                  12.07 Calculations; Computations. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with GAAP consistently



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applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks), provided that (x) except as otherwise specifically provided herein, all computations determining compliance with Section 8, including definitions used therein, and in determining the amount of Excess Cash Flow, shall utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the March 31, 1998 historical financial statements of the Borrower delivered to the Banks as described in
Section 6.10(b) but shall not give effect to purchase accounting adjustments arising in connection with the Recapitalization, to the extent required or permitted by APB 16 and APB 17 and their interpretations, (y) that if at any time the computations determining compliance with Section 8, including definitions used therein, and in determining the amount of Excess Cash Flow utilize accounting principles different from those utilized in the financial statements furnished to the Banks, such financial statements shall be accompanied by reconciliation work-sheets and (z) all calculations of financial covenants and related definitions shall be calculated to give pro forma effect (on a basis satisfactory to the Administrative Agent) to the financial performance relating to any Permitted Acquisitions consummated during the period relating to such calculations.

                  (b) All computations of interest and fees hereunder shall be made on the actual number of days elapsed over a year of 360 days (except, in the case of Base Rate Loans and Fees, 365/366 days).

                  12.08 Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial. (a) This Agreement and the other Credit Documents and the rights and obligations of the parties hereunder and thereunder shall be construed in accordance with and be governed by the law of the state of New York. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Credit Party party to this Agreement hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Credit Party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or any other Credit Document brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Credit Party. Each Credit Party party to this Agreement further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each Credit Party located outside New York City and by hand delivery to each Credit Party located within New York City, at its address for notices pursuant to Section 12.03, such service to become effective 30 days after such mailing. Each Credit Party party to this Agreement hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of the Administrative Agent or any Bank to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

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


                  (b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

                  (c) Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the other Credit Documents or the transactions contemplated hereby or thereby.

                  12.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

                  12.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which the Borrower, the Administrative Agent and each of the Banks shall have signed a copy hereof (whether the same or different copies) and shall have delivered (including by way of facsimile device) the same to the Administrative Agent at its Payment Office and (ii) the conditions precedent contained in Section 5 are met to the satisfaction of the Administrative Agent and the Required Banks (determined immediately after the occurrence of the Effective Date). Unless the Administrative Agent has received actual notice from any Bank that the conditions contained in Section 5 have not been met to its satisfaction, upon the satisfaction of the condition described in clause (i) of the immediately preceding sentence and upon the Administrative Agent's good faith determination that the conditions described in clause (ii) of the immediately preceding sentence have been met, then the Effective Date shall have been deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Effective Date shall not release the Borrower from any liability for failure to satisfy one or more of the applicable conditions contained in Section 5). The Administrative Agent will give the Borrower and each Bank prompt written notice of the occurrence of the Effective Date.

                  12.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  12.12 Amendment or Waiver. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrower and the Required Banks, provided that no such change, waiver, discharge or termination shall, without the consent of each Bank (other than a Defaulting Bank) (with Obligations being directly affected thereby in the case of the following clause(i)), (i) extend the Term Loan Maturity Date or Revolving Loan Maturity Date, as the case may be (it being understood that any waiver of the application of any prepayment of or the method of application of any prepayment to the amortization of, the Loans shall not constitute any such extension), or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) or Fees thereon, or reduce the principal amount thereof (it being understood that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (i)), (ii) release all or substantially all of the Collateral (in each case except as expressly provided in the Credit Documents), (iii) amend, modify or waive any provision of this Section 12.12(a), (iv) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Effective Date) or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall (v) increase the Commitments of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of any Commitment of any Bank shall not constitute an increase in the Commitment of such Bank), (w) without the consent of each Letter of Credit Issuer, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (x) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 11 as same applies to the Administrative Agent or any other provision as same relates to the rights or obligations of the Administrative Agent, (y) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent or (z) without the consent of BTCo, alter its rights or obligations with respect to Swingline Loans.

                  (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (a)(i) through (v), inclusive, of this Section 12.12, the consent of the Required Banks is obtained but the consent of one or more of the other Banks whose consent is required is not obtained, then the Borrower shall have the right to replace each such non-consenting Bank or Banks (so long as all non-consenting Banks are so replaced) with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination, provided that the Borrower shall not have the right to replace a Bank solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso of Section 12.12(a).

                  12.13 Survival. All indemnities set forth herein including, without limitation, in Section 1.10, 1.11, 2.06, 4.04, 11.06 or 12.01 shall survive the execution and delivery of this Agreement and the making and repayment of the Loans.

                  12.14 Domicile of Loans. Each Bank may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Bank, provided that the Borrower shall not be responsible for costs arising under Section 1.10, 2.06 or 4.04 resulting from any such transfer (other than a transfer pursuant to Section 1.12) to the extent not otherwise applicable to such Bank prior to such transfer.

                  12.15 Confidentiality. Subject to Section 12.04, the Banks shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as such by the Borrower in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by any bona fide actual or potential transferee or participant in connection with the contemplated transfer of any Loans or participation therein or an Affiliate of such Bank (including attorneys, legal advisors and consultants of such Bank) (so long as such transferee, participant or Affiliate agrees to be bound by the provisions of this Section 12.15) or as required or requested by any governmental agency or representative thereof or pursuant to legal process, provided that, unless specifically prohibited by applicable law or court order, each Bank shall notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information, and provided further that in no event shall any Bank be obligated or required to return any materials furnished by the Borrower or any Subsidiary.

                  12.16 Register. The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 12.16, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Bank, the transfer of the Commitments of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment Agreement pursuant to Section 12.04(b). Coincident with the delivery of such an Assignment Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank.

                  12.17 Release of BRS. On the Effective Date, upon the satisfaction of conditions set forth in this Agreement and upon the occurrence of the Initial Borrowing Date, BRS shall be released from all obligations in respect of the matters set forth in Section 12.01 arising in connection with the commitment letter, dated June 30, 1998, and the related fee letter, provided that all obligations set forth in such fee letter are hereby expressly assumed by the Borrower.

                  12.18 No Personal Liability. No director, officer, partner, member, employee, or stockholder, as such, past, present or future of the Borrower or any guarantor or any successor entity, as such, shall have any personal liability for any obligations of the Borrower or any guarantor under the Credit Documents, the Transaction Documents and/or all other documents associated therewith, or for any claim based on, in respect of, or by reason of, such obligations or their creation. The Banks, Administrative Agent and Syndication Agent, upon execution of the Credit Documents, waive and release all such personal liability and acknowledge and consent to the Transactions for purposes of Section 506 of the California Federal Corporation Law and Section 10-640 of the Arizona Business Corporation Act.

                                      * * *

                  IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.




1801 Penhall Way                                   PENHALL INTERNATIONAL CORP.,
PO Box 4609                                          as Borrower from and after the Recapitalization
Anaheim, CA 92803
Attention: John Sawyer
Tel: (714) 772-6450
Fax: (714) 778-8437                                By   /s/  John T. Sawyer
                                                      --------------------------------
                                                      Name:  John T. Sawyer
                                                      Title: President





c/o Bruckman, Rosser, Sherrill & Co., Inc.         PENHALL ACQUISITION CORP.,
126 E. 56th Street                                   as Borrower prior to the Recapitalization
New York, NY 10022
Attention: Harold O. Rosser II
Tel: (212) 521-3707
Fax: (212) 521-3799                                By  /s/  Rice Edmonds
                                                     ----------------------------------
                                                     Name:  Rice Edmonds
                                                     Title: Vice President and Treasurer


                                    BANKERS TRUST COMPANY,
                                    Individually and as Administrative Agent




                                    By   /s/  Patricia Hogan
                                       -------------------------------------
                                       Name:  Patricia Hogan
                                       Title: Principal

                                    CREDIT SUISSE FIRST BOSTON
                                    Individually and as Syndication Agent


                                    By  /s/   Robert Hetu
                                       --------------------------------------
                                       Name:  Robert Hetu
                                       Title: Vice President


                                    By  /s/   Chris T. Horgan
                                       --------------------------------------
                                       Name:  Chris T. Horgan
                                       Title: Vice President

                                    FLEET CAPITAL CORPORATION



                                    By:   /s/  Jennifer F. Mellitt
                                        ------------------------------------
                                        Name:  Jennifer F. Mellitt
                                        Title: Vice President

                                   UNION BANK OF CALIFORNIA, N.A.



                                   By:   /s/  Michael Ross
                                       -------------------------------------
                                       Name:  Michael Ross
                                       Title: Vice President

                                   U.S. BANK NATIONAL ASSOCIATION



                                   By:   /s/  Janet E. Jordan
                                       -------------------------------------
                                       Name:  Janet E. Jordan
                                       Title: Vice President

                                                                         ANNEX I
                                   COMMITMENTS



              Bank                   Revolving Commitment       Term Commitment
      Bankers Trust Company               $6,600,000               $4,400,000
   Credit Suisse First Boston             $6,000,000               $4,000,000
    Fleet Capital Corporation             $6,000,000               $4,000,000
    Union Bank of California,             $6,000,000               $4,000,000
              N.A.
       U.S. Bank National                 $5,400,000               $3,600,000
           Association

              Total:                     $30,000,000              $20,000,000
                                         -----------              -----------
                                         -----------              -----------


                                                                        ANNEX II



                                 BANK ADDRESSES



Bankers Trust Company                         130 Liberty Street
                                              New York, New York  10006
                                              Attention: Timothy J. Morris
                                              Tel. No.: (212) 250-8617
                                              Fax No.: (212) 250-7218

Credit Suisse First Boston                    11 Madison Avenue
                                              New York, New York 10010-3629
                                              Attention:  Robert Hetu
                                              Tel. No.: (212) 325-4542
                                              Fax No.: (212) 325-8309

Fleet Capital                                 200 Glastonbury Blvd
                                              Glastonbury, CT 06033
                                              Attention: Jennifer Mellitt
                                              Tel. No.: (860) 657-7658
                                              Fax No.: (860) 657-7759

Union Bank of California                      70 South Lake Avenue, Suite 900
                                              Pasadena, CA 91101-3005
                                              Attention: Michael Ross
                                              Tel. No.: (626) 304-1953
                                              Fax  No.: (818) 304-1845

U.S. Bank                                     555 S.W. Oak Street, Suite 400
                                              Portland, OR 07204
                                              Attention: Janet Jordan
                                              Tel. No.: (503) 275-5871
                                              Fax No.: (503) 275-5428




                                                                       ANNEX III


                                  SUBSIDIARIES



                  Penhall Rental Corporation, a California corporation (a wholly owned subsidiary of the Borrower).

                  Penhall Company, a California corporation (a wholly owned subsidiary of the Borrower).

                                                                        ANNEX IV


                                  REAL PROPERTY



Owned Property

1801 Penhall Way, Anaheim, California 92801

5775 Eastgate Drive, San Diego, California 92121

554 Dawson Drive, Camarillo, California 93010

3301 E. Wood Street, Phoenix, Arizona  85014

13750 Catalina Street, San Leandro, California 94577

14801 South Avalon Boulevard, Gardena, California 90248

255 S. Flower Street, Burbank, California 91502

8416 Specialty Circle, Sacramento, California 95282

1385 Umatilla Street, Denver, Colorado 80204

3845 Imperial Avenue, San Diego, California

4201 Felter Lane, Austin, Texas

[pending purchase - 4755 W. University Avenue, Las Vegas, Nevada]

Leased Property

13. Lease with Rider 1 thereto between W. Leslie Pelio, an individual, and Penhall Company, a California corporation, dated August 27, 1997 for the property with the address, 696 Walsh Avenue, Santa Clara, California 95050.

14. Lease between Rialto Investment Co., a partnership, and Penhall International, Inc., a California corporation, including (a) Rider to Industrial Real Estate Lease and (b) Option to Extend Term Lease Rider, all dated as of April 25, 1990, for the property located at 2190 Riverside Avenue, Rialto, California 92316.

15. Lease between Irish Construction, a California corporation, and Penhall Company, a California corporation, entered into on June 17, 1987 for a portion of the property located at 16332 Construction Circle West, Irvine, California 92714, assigned by Penhall Company to the Company by Assignment of Lease dated May 1, 1998, as extended by exercise of first option to renew (exercised in letter dated March 29, 1989), as affected by letter dated

                                                                      Annex IV
                                                                        Page 2


February 5, 1990 providing addition of land to leased site and increasing rent to compensate therefor. Lease has expired and was not renewed. Penhall Company now occupies additional property (as per the February 5, 1990 letter), and is on a month to month basis with Irish Construction.

16. Lease together with Addendum I thereto between Antonio Fowler Development Services, a California general partnership, and Phoenix Concrete Cutting, Inc., an Arizona corporation, d.b.a. Performance Sawing and Breaking, Inc., a California corporation, dated as of February 9, 1994 for the property located at 5419 Standard Street, Bakersfield, California 93308, extended until May 30, 2000 by Addendum I dated June 2, 1998.

17. Lease dated December 30, 1986 between Action Enterprises, a general partnership (as lessor), and C&W Action Rentals, Inc., succeeded in interest by RSC Holdings Inc., , a Delaware corporation (formerly known as Acme Holdings, Inc.), as amended by First Amendment to Lease, dated June 20, 1994, assigned to Penhall Company, a California company, as of September 16, 1996, as further amended by Second Amendment to Lease, dated October 8, 1996, for that certain real property commonly known as 16401 Construction Circle West, Irvine, California 92714.

18. Lease between Oquendo Warehouse Partnership and Penhall Company, as modified by Addendum to Lease, dated March 7, 1994 for that certain real property commonly known as 4000[B] West Oquendo, Las Vegas, Nevada 89118. Lease expired on March 31, 1997. Penhall is currently a monthly tenant under the holdover provision contained in the lease.

19. Lease between Thaddeus B. Bruno and Penhall Company, a California corporation, dated as of July 2, 1997 for that certain real property commonly known as 11650 NE Marx, Multnomah, Oregon.

20. Lease between Billy M. Jones and Phoenix Concrete Cutting, d.b.a. Metro Concrete Cutting, as modified by Exhibit "A" Special Stipulations, entered into on February 1, 1998, for the property known as 3213 Pacific Avenue, Buildings 3 and 4, Austell, Georgia 30001.

21. Lease between Holualoa Salt Lake City Airport Park, LLC, an Arizona limited liability company, and Penhall Company, a California corporation dated as of April 28, 1997 for the premises with the address, 216 North 2200 West, Salt Lake City, Utah 84116.

22. Commercial Lease between Penhall Company and Lancaster Trust II, dated June 10, 1998, for that certain parcel of real estate located at 1201 Minters Chapel Road, Suite 101 and Suite 103, Lot 1, Block 2, DFW Air Freight Center Addition, City of Grapevine, Tarrant County, Texas.

23. Lease between R&B Properties (landlord) and Penhall Company (tenant) dated June 30, 1998, for a portion of real property commonly known as 14045 Northdale Boulevard, Rogers, Minnesota.

                                                                         ANNEX V



                             EXISTING INDEBTEDNESS



1. Promissory Note to Arthur Kastner, assigned to Arthur Kastner and Jayne L. Kastner, Trustees, under the Kastner Living Trust in the original principal amount of $590,777.33 executed on July 4, 1994.

2. Promissory Note to James P. Sheridan in the original principal amount of $111,271.32 executed December 31, 1997.

3. $3,692,647.48 Secured Promissory Note dated April 29, 1998 between Penhall Company (borrower) and Highway Services, Inc. (lender).

4. Real Estate Lien Note dated October 9, 1996 to Jeannie S. Kelley in the original principal amount of $199,750.00 for the purchase of Company's owned real estate in Austin, Texas, secured by deed of trust from Company for the benefit of Jeannie S. Kelley and by vendor's lien retained investing deed.

5.  Promissory Note dated June 4, 1997 to Metro Concrete Cutting, Inc. (Metro
    Note) in the original amount of $555,986.48 for the purchase of the assets of Metro Concrete Cutting, Inc. to secure the Metro Note.

                                                                        ANNEX VI


                                    INSURANCE





                           Penhall Rental Corporation


1. Pension and Welfare Fund Fiduciary Responsibility Insurance Policy (Fidelity and Deposit Company of Maryland).

2. Commercial General Liability (American International Specialty Lines Insurance Company).

3.  Commercial Umbrella (American International Specialty Insurance Company).

4.  Commercial Crime Insurance (Fidelity and Deposit Company of
    Maryland/Colonial American Casualty and Surety Company).

5. Commercial Automobile Insurance (National Union Fire Insurance Company of Pittsburgh, PA).

6.  Property/Contractors Equipment Insurance (Fireman's Fund Insurance Company).



                          Penhall International, Corp.

1. Commercial General Liability (American International Specialty Lines Insurance Company).

2. Workers' Compensation and Employers Liability Insurance (The Insurance Company of the State of Pennsylvania).

3. Commercial Automobile Insurance (National Union Fire Insurance Company of Pittsburgh, PA).

                                 Penhall Company

1. Workers' Compensation and Employers Liability Insurance (National Union Fire Insurance Company of Pittsburgh, PA).

                                                                        Annex VI
                                                                          Page 2
Title Polices

1. Company is seeking a policy from First American Title Insurance Company for 1801 Penhall Way, Anaheim, California 92801. A Commitment for Title Insurance No. OR98218998 was issued by First American Title Insurance Company on May 8, 1998.

2. Policy issued July 19, 1992 to Company by Stewart Title Company regarding the property located at 5775 Eastgate Drive, San Diego, California. A Preliminary Report for Title Insurance No. 01 -172465 was issued by Stewart Title of California on May 26, 1998.

3. Policy issued April 3, 1980 to Penhall Company by Title Insurance Company of Minnesota regarding the property located at 554 Dawson Drive, Camarillo, California. A Commitment for Title Insurance No. 4983340 was issued by Lawyers Title Company on May 26,1998. The amount of policy to be issued is $124,000.00.

4. Policy issued August 16, 1994 to Company TRW Title Insurance regarding the property located at 3301 E. Wood Street, Phoenix, Arizona. A Commitment for Title Insurance No. 8-0372998 was issued by Fidelity National Life Insurance Company on June 1, 1998.

5. Policy issued May 17, 1983 to Penhall Company by First American Title Insurance Company regarding the property located at 13750 Catalina Street, San Leandro, California. A Commitment for Title Insurance No. SP120810 was issued by First American Title Insurance Company on June 5, 1998.

6. Policy issued August 15, 1985 to Penhall Company by Ticor Title Insurance regarding the property located at 14801 South Avalon Boulevard, Gardena, California. A Preliminary Report No. 8132814 was issued by Chicago Title Insurance Company on May 27, 1998.

7. Policy issued November 18, 1994 to Company by Chicago Title Insurance Company regarding the property located at 255 S. Flower Street, Burbank, California. A Preliminary Report No. 8132815 was issued by Chicago Title Insurance Company on May 27, 1998.

8. Policy issued December 27, 1989 to Company by First American Title Insurance Company regarding the property, Lots #19 and #20, located at 8416 Specialty Circle, Sacramento, California. A new policy No. 902284 in the amount of $364,000.00 was issued by First American Title Insurance Company on May 18, 1998.

9. Policy issued October 4, 1996 to Company by First American Title Insurance Company regarding the property, Lot #18, located at Specialty Circle, Sacramento, California. A new policy No. 251645 in the amount of $83,722.32 was issued by First American Title Insurance Company on May 18, 1998.

10. Policy issued September 15, 1997 to Company by Stewart Title of Denver, Inc. regarding the property located at 1385 Umatilla Street, Denver, Colorado. A Commitment for Title Insurance No. 90081356 was issued by Stewart Title of Denver on May 15, 1998.

                                                                    Annex VI
                                                                      Page 3

11. Policy issued January 7, 1980 to Penhall Company, Richard and Ruby Becker by Lawyers Title Insurance Company regarding the property located at 3845 Imperial Avenue, San Diego, California. A Commitment for Title Insurance No. 246053-02 was issued by Lawyers Title Company on May 19, 1998.

12. Policy issued October 10, 1996 to Company by Old Republic National Title Insurance Company regarding the property located in Austin, Texas. A Commitment for Title Insurance No. 117935 was issued by Old Republic National Title Insurance Company on June 17, 1998. The amount of policy to be issued is $235,000.00.



         LINE OF COVERAGE                                        LIMIT

WORKERS'
COMPENSATION                                        Coverage A  WC
(08/04/98 - 05/09/01)                                    Statutory
o    Premium
o    Assessments Est.                               Coverage B
                                                    o    1,000,000 per accident
                                                         1,000,000 policy limit disease
o    Premium                                             1,000,000 ea. employee disease
o    Assessments Est.


GENERAL/PRODUCTS LIABILITY                               2,000,000 Gen Agg per project
(08/04/98 - 05/09/01)                                    2,000,000 Prod/Ops Agg
o    Premium                                             2,000,000 Ea. Occ
o    Retained Losses                                       100,000 Fire Dam. Legal
o    Assess/Tax
                                                            10,000 Med Pay
                                                         1,000,000 EBL (Claims Made)
                                                    ALE outside Policy Limit
o    Premium
o    Retained Losses
o    Assess/Tax


AUTOMOBILE LIABILITY/PHYSICAL DAMAGE
(08/04/98 - 05/09/01)                                     1,000,000 CSL
o    Premium Includes Taxes                               1,000,000 UM/UIM
                                                             10,000 Med Pay


                                                                    Annex VI
                                                                      Page 4


         LINE OF COVERAGE                                        LIMIT
o    Premium Includes Taxes


UMBRELLA LIABILITY
(08/04/98 - 05/09/01)
o    Premium                                        o    20,000,000 occ/agg
o    Surplus Lines Tax

o    Premium
o    Surplus Lines Tax


PROPERTY
(08/04/98 - 05/09/01)                                          All Risk
                                                    10,000,000    Real & Personal

                                                           Major Sublimits
                                                     1,000,000    EE
                                                    10,000,000    Flood Ann/Agg
                                             750,000/1,500,000    Leased Equip
                                                  2,500/25,000    Employee Tools
                                                       580,000    Unsched. Tools
                                                        25,000    Rental Reimb.
                                                     2,500,000    CA EQ


       Est. Annual Premium


BOILER & MACHINERY                                               25,000,000    Per Occ
(08/04/98 - 05/09/01)                               Sublimits
                                                                  1,000,000    EE
                                                                  1,000,000    Haz Sub
                                                                  1,000,000    Water Damage

     Est. Annual Premium



                                                                       ANNEX VII
                                 EXISTING LIENS


ENTITY                        TYPE OF FILING           STATE          DATE OF FILING  FILE #          SECURED PARTY


Penhall International, Inc.   Tax Lien - $1,353.18  Orange City, CA    10/5/93       93-0675863    Calif-Employment Development
                                                                                                   Department
Penhall Company               Small Claims Judgment San Francisco, CA  5/4/98        770022        TDC/Design Company
                              $2,936

                              Small Claims Judgment CA                 9/1/94        467697        United Roofing
                              $3,657.76

                              UCC                   CA                 3/6/97        9707160037    Peterson Tractor

                              UCC                   CA                 10/1/97       9727960718    Shepherd Machinery

                              UCC                   CA                 11/26/97      9733760701    Shepherd Machinery

                              UCC                   CA                 12/5/97       9734560334    Shepherd Machinery

                              UCC                   CA                 12/22/97      9736360054    Precision Slot Cutting

                              UCC                   CA                 12/24/97      9736460502    Shepherd Machinery

                              UCC                   CA                 2/10/98       9804260855    Caterpillar Financial

                              UCC                   CA                 2/9/98        9804960423    Shepherd Machinery

                              UCC                   CA                 2/20/98       9805460807    Caterpillar Financial




                                                                     Annex VII
                                                                        Page 2



ENTITY                        TYPE OF FILING           STATE          DATE OF FILING  FILE #          SECURED PARTY



                              UCC                   CA                 4/7/98        9809760704    Caterpillar Financial

                              UCC                   NV                 10/18/98      9616921       Redburn Tire

                              UCC                   NV                 3/4/96        9603121       Tenco Tractor

                              UCC                   OR                 12/19/97      403185        Precision Slot Cutting

                              UCC                   WA                 12/19/97      973530231     Precision Slot Cutting

                              UCC                   UT                 6/20/97       97569501      Scott Machinery

                              UCC                   UT                 6/20/97       97569502      Scott Machinery

                              UCC                   UT                 6/20/97       97-569503     Scott Machinery

                              UCC                   UT                 6/23/97       97-569699     Wheeler Machinery

                              UCC                   UT                 12/3/97       97-586995     Scott Machinery

Phoenix Concrete Cutting, Inc.UCC                   MD                 9/2/97        172468175     Presidential Financial

                              UCC                   MD                 3/13/98       180728406     Zep Manufacturing

                              UCC                   CA                 1/23/98       9802860622    SMA Equipment

                              UCC                   CO                 6/3/96        962042590     Colorado Petroleum Products

                              UCC                   AZ                 4/26/96       895448        Empire Southwest



                                                                     Annex VII
                                                                        Page 3





ENTITY                        TYPE OF FILING           STATE          DATE OF FILING  FILE #          SECURED PARTY



(dba) in Georgia:             UCC                   GA                 6/17/96       96-8235       Perimeter Bobcat
Metro Loading & Hauling, Inc.

                              UCC                   GA                 10/31/96      96-15215      Ford Motor Credit

Highway Services, Inc.        UCC                   SD                 6/25/97       971761001083  Butler Machinery Company



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                                                                      ANNEX VIII


                              REFINANCED AGREEMENTS



1.  Business Loan Agreement between Bank of America and Company dated as of
    May 16, 1998 (Business Loan Agreement).

2.  Amendment No. 1 to Business Loan Agreement dated as of October 13, 1995.

3.  Amendment No. 2 to Business Loan Agreement dated as of August 15, 1996.

4.  Amendment No. 3 to Business Loan Agreement dated as of December 17, 1996.

5.  Amendment No. 4 to Business Loan Agreement dated as of June 26, 1997.

6.  Amendment No. 5 to Business Loan Agreement dated as of September 16, 1997.

7.  Amendment No. 6 to Business Loan Agreement dated as of December 29, 1997.

8.  Amendment No. 7 to Business Loan Agreement dated as of February 18, 1998.

9.  Amendment No. 8 to Business Loan Agreement dated as of May 21, 1998.